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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF
2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2010

To our Stockholders:

        You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Accuray Incorporated, a Delaware corporation, which will be held at the offices of Wilson Sonsini Goodrich & Rosati, located at 650 Page Mill Road, Palo Alto, California 94304 on Friday, November 19, 2010 at 9:00 am PST. We are holding the annual meeting for the following purposes:

  1.
  To elect two Class I directors to hold office until our 2013 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

  2.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011; and

  3.
  To transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

        These items of business to be transacted at the meeting are more fully described in the Proxy Statement.

        The annual meeting will begin promptly at 9:00 a.m. PST and check-in will begin at 8:30 a.m. PST. Only holders of record of shares of our common stock at the close of business on September 21, 2010, the record date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

        We are pleased to again be using the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that this process should expedite stockholders' receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. On October 7, 2010, we mailed our stockholders a notice containing instructions on how to access our 2010 Proxy Statement (the "Proxy Statement") and 2010 Annual Report (the "Annual Report") and vote online. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, Proxy Statement and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, Proxy Statement and proxy card were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at https://materials.proxyvote.com/004397.

        For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting during normal business hours at our principal executive offices.

        All stockholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials as promptly as possible. If you choose to receive paper copies of your proxy materials, including the proxy card, please complete, sign and date the proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

By order of the Board of Directors,

Euan S. Thomson, Ph.D. President and Chief Executive Officer

Sunnyvale, California
October 7, 2010

i

ii

PROXY STATEMENT FOR
ACCURAY INCORPORATED
2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2010

        This Proxy Statement is furnished to our stockholders of record as of September 21, 2010, the record date, in connection with the solicitation of proxies by our Board of Directors for use at our 2010 Annual Meeting of stockholders, to be held at the offices of Wilson Sonsini Goodrich & Rosati, located at 650 Page Mill Road, Palo Alto, California 94304 on Friday November 19, 2010 at 9:00 a.m. PST. The address of our principal executive office is 1310 Chesapeake Terrace, Sunnyvale, California 94089. This Proxy Statement and the proxy card, together with a copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2010, is first being made available to our stockholders on or about October 7, 2010. Our Company's fiscal year ended on June 30, 2010.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials?	Under rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On October 7, 2010, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at: https://materials.proxyvote.com/004397.

Why am I receiving access to these proxy materials?

You are receiving access to this Proxy Statement from us because you were a stockholder of record at the close of business on the record date of September 21, 2010. As a stockholder of record, you are invited to attend our annual meeting of stockholders and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the meeting and the items of business to be transacted at the meeting. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the meeting?

Only holders of record of shares of our common stock at the close of business on September 21, 2010, the record date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

How many shares are outstanding?	On the record date, 58,821,161 shares of our common stock were issued and outstanding. Each share of common stock outstanding on the record date is entitled to one vote.
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?

The presence at the meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock issued and outstanding on the record date and entitled to vote at the meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then either the chair of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting until a later time.

What items of business will be voted on at the meeting?	The items of business to be voted on at the meeting are as follows:
	1.	The election of two Class I directors to hold office until our 2013 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed; and
	2.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.
What happens if additional matters are presented at the meeting?

The only items of business that our Board of Directors intends to present at the meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the meeting. If any other matter or matters are properly brought before the meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares "FOR" the election of each of the director nominees identified in this Proxy Statement and "FOR" the ratification of the appointment of Grant Thornton LLP.

What shares can I vote at the meeting?

You may vote all of the shares you owned as of September 21, 2010, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the meeting or direct the proxyholder how to vote your shares on your behalf at the meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope, or by following the procedures for voting on the Internet or by phone.

Beneficial Owner. If your shares are held in a brokerage account or by a trustee or another nominee, you are considered the beneficial owner of those shares held in street name for your account, and these proxy materials are being made available to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the meeting or grant a proxy and direct the proxyholder to vote your shares at the meeting as you instruct in the voting instruction card. You may also vote in person at the meeting, but only after you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?

As discussed previously, whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the meeting by voting on the Internet, voting by phone, or completing and returning the proxy card or voting instruction card. If you provide specific instructions with regard to items of business to be voted on at the meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card or voting instruction card with no further instructions, or if you electronically transmit your voting instructions but do not direct how to vote on each item, your shares will be counted as a vote "FOR" the election of each of the director nominees identified in this Proxy Statement and "FOR" the ratification of the appointment of Grant Thornton LLP.

How can I vote my shares in person at the meeting?

Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. In either case, you should be prepared to present photo identification for admittance. Please also note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The meeting will begin promptly at 9:00 a.m. PST. Check-in will begin at 8:30 a.m. PST. Even if you plan to attend the meeting, we recommend that you also vote by Internet, vote by telephone, or complete, sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted and what vote is required to approve each item?

Each outstanding share of our common stock entitles the holder to one vote per share on each matter considered at the meeting. Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. The election of directors requires a plurality of the votes cast for the election of directors and, accordingly, the two director nominees receiving the highest number of affirmative "FOR" votes at the meeting will be elected to serve as Class I directors. You may vote either "FOR" or "WITHHOLD" your vote for the director nominees. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011 is not required by law or by governing instruments. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. The ratification of the appointment of Grant Thornton LLP requires a majority of the votes cast. You may vote either "FOR" or "AGAINST" ratification of the appointment, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the appointment will not be voted with respect to such ratification, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the proposal. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain this firm.

What is a "broker non-vote"?

Under the rules that govern brokers and banks that have record ownership of our shares of common stock that are held in street name for the benefit of their clients, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. The ratification of the appointment of independent registered public accounting firms is considered a routine matter. Therefore, if you do not otherwise instruct your broker or bank, the broker or bank may vote your shares on these matters. However, your broker or bank will not be able to vote your shares for the election of directors without your specific instruction. A "broker non-vote" occurs when a broker or bank does not receive timely instructions from the beneficial owner, and therefore such broker or bank expressly instructs on a proxy card that it is not voting the uninstructed shares on a non-routine matter.

How are "broker non-votes" counted?

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted as "votes cast" in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented by your proxy will be counted as present for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors). As a result, an abstention will have the same effect as a vote against a proposal.

What happens if the meeting is adjourned?

If our annual meeting is adjourned to another time or place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual meeting, unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual meeting.

Who will serve as inspector of elections?	A representative of BNY Mellon Shareowner Services, our transfer agent, will tabulate the votes and act as inspector of elections at the meeting.

What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one copy of the Notification of Internet Availability of Proxy Materials or more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notification of Internet Availability of Proxy Materials or proxy card. Please vote on the Internet, by telephone, or complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The proxy is being solicited on behalf of our Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. Copies of the proxy materials will be furnished to brokerage firms, banks, trustees, custodians and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We may reimburse brokerage firms, banks, trustees, custodians and other agents for the costs of forwarding the proxy materials. Our costs for forwarding proxy materials will not be significant.

Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the meeting, and publish the final voting results in a current report on Form 8-K filed with the SEC within four business days following the meeting.

What is the deadline for submitting proposals for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations. Please refer to "Stockholder Proposals" and "Nomination of Director Candidates" below.

 Stockholder Proposals

        For a stockholder proposal to be considered for possible inclusion in our proxy statement for the annual meeting to be held in 2011, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than June 9, 2011. If, however, the date of next year's annual meeting is more than 30 days before or 30 days after the anniversary date of this year's annual meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the SEC.

        For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year's annual meeting, but that the stockholder desires to raise from the floor at the meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days before the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year's annual meeting of stockholders. Therefore, to be presented at our 2011 annual meeting of stockholders, such a proposal must be received by us on or after June 9, 2011 but no later than July 9, 2011. If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, the Corporate Secretary must receive the notice not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder's notice. All stockholder proposals should be addressed to:

  Corporate Secretary
  Accuray Incorporated
  1310 Chesapeake Terrace
  Sunnyvale, California 94089

Nomination of Director Candidates

        If a stockholder or stockholder group wishes to submit a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2011 annual meeting, recently adopted rules of the Securities and Exchange Commission ("SEC") require that the stockholder(s) file a Schedule 14N with the SEC, and provide a copy of it directly to us, no earlier than May 10, 2011 (150 days prior to the anniversary of the mailing date of this year's proxy materials) and no later than June 9, 2011 (120 days prior to the anniversary of the mailing date of this year's proxy materials). Such stockholder(s) must also comply with all SEC rules applicable to the nomination of directors by stockholders in this manner.

        If a stockholder does not intend to seek inclusion of its nominee(s) in our proxy materials for our 2011 annual meeting, but desires to nominate a candidate for director from the floor at that meeting, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than June 9, 2011 (120 days prior to the anniversary of the mailing date of this year's proxy materials) and no later than July 9, 2011 (90 days prior to the anniversary of the mailing date of this year's proxy materials). If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than the anniversary date of the prior annual meeting, notice must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the meeting is first made. The notice must be in writing and must include the nominee's name and qualifications for service on the board.

Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board of Directors, if so elected. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders from the floor at the annual meeting.

        If a stockholder does not want to pursue either of these methods, but would like to make a recommendation of a nominee for director for consideration by our Nominating and Corporate Governance Committee to be included on the Company's slate of directors at the next annual meeting, please follow the procedures outlined under the heading "Corporate Governance and Board of Directors Matters—Consideration of Director Nominees."

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of our Board of Directors

        Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. John Adler, Jr., M.D., a former Class II director, resigned from our Board of Directors effective July 19, 2009. Louis J. Lavigne, Jr. and Dennis L. Winger, each a Class II director, were appointed by our Board of Directors effective September 4, 2009 to fill two Class II vacancies. John P. Wareham, a former Class II director, resigned from our Board of Directors effective January 7, 2010, and Jack Goldstein, Ph.D., was appointed to replace him as a Class II director effective May 25, 2010. Li Yu, a former Class I director, resigned from our Board of Directors effective June 28, 2010, and Peter S. Fine was appointed to replace him as a Class I director effective June 28, 2010. Our Board of Directors currently consists of eight directors, with two directors in Class I, and three directors in each of Classes II and III. Proxies cannot be voted for more than two persons.

        The names of each continuing member of our Board of Directors, including each nominee for election to our Board of Directors, the classes in which they serve, their ages as of July 31, 2010, principal occupation and length of service on our Board of Directors, are as follows:

Name	Term Expires	Age	Principal Occupation	Director Since
Class I Directors
Robert S. Weiss(2)(3)	2010	63	Chief Executive Officer and President, The Cooper Companies, Inc.	2007
Peter S. Fine(2)	2010	58	President and Chief Executive Officer, Banner Health	2010
Class II Directors
Louis J. Lavigne, Jr.(1)(3)	2011	62	Independent management consultant and Board Member, Allergan, Inc., BMC Software, Inc. and SafeNet, Inc.	2009
Dennis L. Winger(2)	2011	62	Board Member, Cephalon, Inc., Vertex Pharmaceuticals and Nektar Therapeutics	2009
Jack Goldstein, Ph.D.(1)	2011	63	Independent Consultant, Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc., and Board Member, Orasure Technologies, Inc.	2010
Class III Directors
Elizabeth Dávila(1)(2)(3)	2012	66	Board Member, NuGEN Technologies, Inc. and Afaxys, Inc.	2008
Euan S. Thomson, Ph.D.	2012	47	President and Chief Executive Officer, Accuray Incorporated	2002
Wayne Wu(3)	2012	47	President, Pacific Health Investment, Inc.	1998

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Corporate Governance Committee

Director Nominees

        Our Board of Directors has nominated Robert S. Weiss for re-election, and Peter S. Fine for election, as Class I directors. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable. Listed below are the biographies of each director nominee. The biographies include information regarding each nominee's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend, and the Board to determine, that the person should serve as a director for the Company.

        Robert S. Weiss has served as a member of our Board of Directors since January 2007. Since November 2007, Mr. Weiss has served as the Chief Executive Officer of The Cooper Companies, Inc. ("Cooper"), a global specialty medical products company. He was also given the title of President of Cooper in March 2008. Mr. Weiss has served in various senior executive management positions with Cooper since 1989. From January 2005 through October 2007, Mr. Weiss served as the Executive Vice President and Chief Operating Officer of Cooper, and from March 2007 to March 2008, he also served as President of CooperVision, Cooper's contact lens subsidiary. Prior to that, he served as Cooper's Chief Financial Officer from September 1989 to January 2005 and held the additional title of Executive Vice President from October 1995 until November 2007. From March 1984 until October 1995 he served at Cooper in various other roles, including Senior Vice President, Vice President and Corporate Controller. Mr. Weiss has also served on the board of directors of Cooper since 1996. Mr. Weiss holds a B.S. in Accounting from the University of Scranton in Scranton, Pennsylvania.

        As a current Chief Executive Officer and former Chief Financial Officer of a publicly traded medical products company, Mr. Weiss brings to our board extensive experience in the healthcare industry in finance, accounting, management, strategy, manufacturing, and public company governance.

        Peter S. Fine has served as a member of our Board of Directors since June 2010. Since November 2000, Mr. Fine has served as President and Chief Executive Officer and a member of the board of directors of Phoenix-based Banner Health, a nonprofit hospital system. From 1997 until 2000, he served as Executive Vice President and Chief Operating Officer of Milwaukee-based Aurora Healthcare, a large integrated system serving all of eastern Wisconsin, and from 1993 until 1997 he served Aurora as President of West Allis Memorial Hospital. Prior to joining Aurora, he served in several hospital leadership positions, including President and Chief Executive Officer of Grant Hospital of Chicago from 1991 to 1993, Senior Vice President of Operations at Northwestern Memorial Corporation from 1987 to 1991, President of Northwestern Healthcare Corporation from 1985 to 1987, and assistant administrator of Porter Memorial Hospital in Valparaiso, Indiana from 1978 to 1985. Mr. Fine is a fellow in the American College of Healthcare Executives and previously served as a member of its Board of Governors. He is also a member of the American Hospital Association, Health Management Academy, Greater Phoenix Leadership, Business Coalition Leadership Council, and serves on the boards of directors of the Translational Genomics Research Institute and the Heard Museum. He served on the board of directors of Premier, Inc. from 2003 to 2009. In addition, Mr. Fine was appointed to the Arizona Commission on Medical Education and Research and has served on the Citizen's Task Force on the Maricopa County Health Care System and the Citizen's Finance Review Commission for the state of Arizona. Mr. Fine holds a B.A. in general studies from Ohio University and an M.A. degree in healthcare administration from George Washington University.

        As Chief Executive Officer of a hospital system, Mr. Fine brings to our Board extensive experience in the healthcare industry with insurance reimbursement, regulatory matters, strategy and finance.

        If elected, Mr. Weiss and Mr. Fine will hold office as Class I directors until our annual meeting of stockholders to be held in 2013, or until their earlier resignation or removal.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE TWO NOMINEES FOR CLASS I DIRECTOR LISTED ABOVE.

 Directors Whose Terms Extend Beyond the 2010 Annual Meeting

        Listed below are the biographies of each of our Class II and Class III directors. The biographies include information regarding each director's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend, and the Board to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.

        Louis J. Lavigne, Jr. has served as a member of our Board of Directors since September 2009 and as the Chairperson of our Board of Directors since April 2010. Mr. Lavigne is currently an independent management consultant specializing in the areas of corporate finance, accounting and strategy. From 1983 to 2005, Mr. Lavigne served in various executive capacities with Genentech, Inc., a healthcare company, namely, Executive Vice President and Chief Financial Officer from 1997 to 2005; Senior Vice President and Chief Financial Officer from 1994 to 1997; Vice President and Chief Financial Officer from 1988 to 1994; Vice President from 1986 to 1988; and Controller from 1983 to 1986. Mr. Lavigne has also served on the boards of directors of Allergan, Inc., a technology-driven, global health care company that provides specialty pharmaceutical products worldwide since 2005 and BMC Software, Inc., an independent systems software vendor that specializes in software solutions that allow companies to manage their information technology infrastructure from a business perspective since 2008, and he previously served on BMC Software's board of directors from 2004 to 2007. Mr. Lavigne also currently serves as a member of the board of directors of SafeNet, Inc., a private information security company. Within the past five years, Mr. Lavigne also served as a director of the following public companies: Arena Pharmaceuticals, Inc., Equinix, Inc. and Kyphon, Inc, as well as private companies Emphasis Search, Inc. and Life Masters Supported Self Care. Mr. Lavigne also serves as a faculty member of Babson College's Bio-Pharma: Mastering the business of Science Program and as a Trustee of the California Institute of Technology (CalTech) and of the Seven Hills School. Mr. Lavigne holds a B.S. in Finance from Babson College in Babson Park, Massachusetts, and an M.B.A. from Temple University in Philadelphia, Pennsylvania.

        As a former Chief Financial Officer of a large, complex publicly traded company in the healthcare industry, and a current and former member of several public company boards, Mr. Lavigne brings to our Board extensive experience in business operations, strategy, finance, accounting and public company governance.

        Dennis L. Winger has served as a member of our Board of Directors since September 2009. Mr. Winger most recently served as Senior Vice President and Chief Financial Officer of Applied Biosystems, Inc. from 1997 to 2008. Mr. Winger has also served on the boards of directors of Cephalon, Inc., a drug developer and seller, with activities focusing on central nervous system disorders since 2003; Vertex Pharmaceuticals, a company that discovers, develops and markets small molecule drugs that address viruses, cancer and autoimmune, inflammatory and neurological diseases since 2009; and Nektar Therapeutics, a biopharmaceutical company, since 2009. In the last five years, Mr. Winger also served as a director of Cell Genesys, Inc. and A.P. Pharma Inc. Mr. Winger also serves on the Board of Trustees of Siena College. Mr. Winger holds a B.A. in History from Siena College in Loudonville, New York and an M.B.A. from Columbia University in New York, New York.

        As a former Chief Financial Officer of multiple publicly traded life sciences companies, and a member of multiple public company boards, Mr. Winger has extensive experience in finance, accounting, operations, strategy, and public company governance.

        Jack Goldstein, Ph.D., has served as a member of our Board of Directors since May 2010. Dr. Goldstein has been an independent consultant since 2006. He served as President and Chief Operating Officer of Chiron Corporation from 2004 until its acquisition by Novartis in 2006, and from

2002 to 2004 he served as President of Chiron's Blood Testing Division. From 2000 to 2002, he was a general partner at Windamere Venture Partners, a private venture capital investment fund. From 1997 to 2001, he served as President and Chief Executive Officer at Applied Imaging Corporation, and from 1999 until 2002, he also served as Chairman of the Board of Applied Imaging. From 1986 to 1997, Dr. Goldstein served in various executive positions at Johnson & Johnson, including President of Ortho Diagnostic Systems and Executive Vice President of Professional Diagnostics. Dr. Goldstein also serves as Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc. and as a member of the Board of Directors of Orasure Technologies, Inc. In the past five years, Dr. Goldstein has also served on the following public company boards of directors: Applied Imaging Corporation, Immucor, and Illumina, Inc. Dr. Goldstein holds a B.A. in biology from Rider University and an M.S. degree in immunology and a Ph.D. in microbiology from St. John's University.

        As a former executive of several life sciences companies and member of other health care industry public company boards, Dr. Goldstein has extensive industry experience in management, strategy, operations, business development, and capital equipment sales and marketing. Dr. Goldstein also has relevant scientific, research and development and manufacturing expertise.

        Elizabeth Dávila has served as a member of our Board of Directors since February 2008 and as Vice Chairperson of our Board of Directors since September 2008. Ms. Dávila was the former Chairman and Chief Executive Officer of VISX, Incorporated ("VISX"), a manufacturer of laser vision correction systems, which was acquired by Advanced Medical Optics in May 2005. Prior to becoming Chairman and Chief Executive Officer of VISX in 2001, she served as President and Chief Operating Officer of VISX from 1999 to 2001 and as Executive Vice President and Chief Operating Officer from 1995 to 1999. Ms. Dávila currently serves as a member of the board of directors of NuGEN Technologies, Inc., a private company that develops and commercializes rapid, high-sensitivity and high-throughput amplification and labeling systems for genomic analysis, and Afaxys, Inc., a private company that supplies family planning providers with pharmaceuticals and supplies. Within the last five years, Ms. Dávila also served on the public company boards of directors of Advanced Medical Optics, Inc. (now Abbott Medical Optics) and Cholestech Corp., medical device companies that were acquired in 2009 and 2007, respectively. Ms. Dávila holds a B.S. in Chemistry from St. Mary's College in Notre Dame, Indiana, an M.S. in Chemistry from the University of Notre Dame in Notre Dame, Indiana, and an M.B.A. from Stanford University in Stanford, California.

        As a former Chief Executive Officer of VISX and a member and former member of several public and private company boards, Ms. Dávila has extensive healthcare industry experience in management, business development, operations, strategy and capital equipment sales.

        Euan S. Thomson, Ph.D. has served as our Chief Executive Officer and a member of our Board of Directors since March 2002 and as our President since October 2002. Dr. Thomson also serves on the board of directors of Hospice of the Valley, a hospice facility serving individuals with life-limiting illnesses. Prior to joining our Company, Dr. Thomson served as Chief Executive Officer of Photoelectron Corporation, a medical device company, and held various positions as a medical physicist and manager within the United Kingdom National Health Service. He also previously worked as a consultant for other medical device companies, including Varian Oncology Systems and Radionics, Inc. Dr. Thomson holds a B.S. in Physics, an M.S. in Radiation Physics and a Ph.D. in Physics, with an emphasis on stereotactic brain radiotherapy, each from the University of London, United Kingdom.

        As President and Chief Executive Officer of Accuray, Dr. Thomson brings to our Board healthcare industry expertise, extensive experience in management, strategy, leadership, reimbursement, and an understanding of the Company's technology and user base. In addition, Dr. Thomson has academic training as a medical physicist and research scientist.

        Wayne Wu has served as a member of our Board of Directors since April 1998, and he served as the Chairperson of our Board of Directors from May 2004 until April 2010. Since June 2005, Mr. Wu has been the President of Pacific Health Investment, Inc., a life science investments company. From February 1998 through May 2005, he served as manager of Pacific Republic Capital Group, a life science investments fund. Mr. Wu also serves on the boards of directors of Green Tree Investment Company, a chain of upscale budget business hotels in the People's Republic of China, WaveSense, Inc., a developer and manufacturer of analytical nanotechnologies for use in cellular and molecular assay markets, Synaptic Medical, Inc., a medical device company in the cardiac electrophysiology space, and 02 Medtech Inc., an early stage medical device company. Mr. Wu holds a B.S. in Mathematics from the National Central University in Taiwan and an M.A. in Mathematics from the University of Southern California in Los Angeles, California.

        As a member of our Board of Directors for twelve years, Chairperson of our Board for six of those years, President of a life science investments company, and member of several other boards of directors, Mr. Wu brings to our Board experience in the healthcare industry, management and strategy, as well as an understanding of the Company's technology, business and governance practices.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2011. Grant Thornton LLP audited our consolidated financial statements for the fiscal years ended June 30, 2010, 2009, 2008 and 2007.

        Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011 is not required by law, by the NASDAQ Stock Market listing requirements or by our Amended and Restated Certificate of Incorporation or Bylaws. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee of our Board of Directors determines that such a change would be in the best interests of our Company and our stockholders.

        Representatives of Grant Thornton LLP are expected to be present at the annual meeting of stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2011.

 Audit and Non-Audit Services

        The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2010. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to 2010 and 2009 are as follows:

	Fiscal Year Ended June 30,
Service Category	2010	2009
Audit Fees(1)	$1,266,563	$1,454,152	(2)
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	254,763	(3)

Total	$1,266,563	$1,708,915	(2)

(1)
Audit fees consist of fees for professional services performed for the audit of our consolidated annual financial statements and the review of our unaudited quarterly financial statements. Audit fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Fees for 2010 represent the amount billed to our Company as of the date of this Proxy Statement plus an estimated $170,000 which we expect to be billed following the date of this Proxy Statement.

(2)
Includes audit fees for fiscal year 2009 in the amount of $271,159 invoiced and paid subsequent to the filing of the proxy statement for our 2009 annual meeting of stockholders.

(3)
All Other Fees consist of fees for additional assurance services performed related to an investigation regarding possible improprieties in handling and accounting for certain inventory items during the year ended June 30, 2009.

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, for the review of our financial statements included in our quarterly reports on Form 10-Q, for the review of registration statements and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; "audit-related fees" are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required. During fiscal 2010, all of the non-audit services performed by Grant Thornton LLP were pre-approved in accordance with Audit Committee policy.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee's written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.

        Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2010, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2010 with our management.

  2.
  The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the SEC.

        AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Robert S. Weiss, Chairperson
    Elizabeth Dávila
    Peter S. Fine
    Dennis L. Winger

        The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

 COMPENSATION COMMITTEE REPORT

        This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement and is not repeated here.

        In this context, the Compensation Committee hereby reports as follows:

  1.
  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

  2.
  Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, that the Compensation Discussion and Analysis be included in this Proxy Statement.

        COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Louis J. Lavigne, Jr., Chairperson
    Elizabeth Dávila
    Jack Goldstein, Ph.D.

        The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.

 COMPENSATION DISCUSSION & ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information regarding the fiscal 2010 compensation program for the principal executive officer, the principal financial officer, and the three executive officers (other than the principal executive officer and principal financial officer) at fiscal year-end who were the most highly compensated executive officers of Accuray Incorporated. During fiscal 2010, these individuals were:

  •
  Euan S. Thomson, Ph.D., our President and Chief Executive Officer;

  •
  Derek A. Bertocci, our Senior Vice President and Chief Financial Officer;

  •
  Chris A. Raanes, our Senior Vice President, Chief Operating Officer;

  •
  Eric P. Lindquist, our former Senior Vice President, Chief Marketing Officer; and

  •
  Darren J. Milliken, our Senior Vice President, General Counsel and Corporate Secretary.

        These executives were Accuray Incorporated's Named Executive Officers ("NEO" or "NEOs"), for fiscal 2010. (In this Compensation Discussion and Analysis, Accuray Incorporated is referred to as "our," "us," "we," or "the Company.") Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits to him as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2010. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors arrived at the specific compensation decisions for our executives, including the NEOs, in fiscal 2010, and discusses the key factors that the Compensation Committee considered in determining their compensation.

 Fiscal 2010 Highlights

        Accuray Incorporated is a technology company focused on the design, development, and marketing of intelligent robotic radiosurgery systems for use in the non-invasive cancer treatment field.

        Fiscal 2010 Business Results.    Although the volatility in the global economic environment over the past two fiscal years has presented several challenges for the Company, in fiscal 2010 we achieved several significant financial results:

  •
  Generated $221.6 million in revenue at 95% of our annual operating plan;

  •
  Achieved improvements in operational efficiency while reducing the expenses associated with our cost structure to levels that produced pre-tax operating income (excluding expenses associated with mergers and acquisitions activity, litigation expenses related to stockholder and derivative lawsuits and settlements and any special charges) of $6.397 million, a nearly ten-fold increase from fiscal 2009; and

  •
  Generated new orders to backlog (comprising new purchase agreements as well as the addition of existing customer contracts to backlog upon the contracts' satisfaction of our backlog criteria) at 93% of our annual operating plan.

        Significant Executive Compensation Actions.    As reflected in our compensation philosophy, we set the compensation of our executives, including the NEOs, based on their ability to achieve annual operational objectives that further our long-term business objectives and to create sustainable long-term stockholder value in a cost-effective manner. Accordingly, our fiscal 2010 compensation actions and decisions were based on our executives' accomplishments in these dual areas.

        For fiscal 2010, the Compensation Committee determined that growth in new orders to backlog, maintenance of revenue despite the numerous challenges presented by the uncertain economic climate, and improved profits (through, among other things, enhanced operational efficiency) represented the objectives most important to creating long-term stockholder value. At the same time, the Compensation Committee sought to maintain the stability and continuity of our management team, whose composition they viewed to be critical to the successful execution of our long-term business objectives. Accordingly, it addressed the primary elements of our executives' compensation packages (base salary, annual cash incentive awards, and equity awards) with these goals in mind. For fiscal 2010, the Compensation Committee took the following actions with respect to the compensation of our executives, including the NEOs:

  •
  maintained base salaries at their fiscal 2009 levels;

  •
  funded the bonus pool for annual cash incentive awards at 86% of the target level established at the beginning of the year; and

  •
  approved stock option awards to satisfy competitive market concerns, satisfy our retention objectives, and reward individual performance during fiscal 2009.

        The bonus pool was funded, in accordance with funding methodology established at the beginning of the year, at 86% of the target level as a result of the Company's strong revenue performance, increased profitability and success in securing a volume of non-contingent contracts that are expected to generate significant future revenues. The Compensation Committee determined that the fiscal 2010 annual cash incentive award payouts to the executives, including NEOs, collectively, would be no greater than 86% of the total target award opportunity for the executives, including NEOs, as a whole. Sixty-five percent of each NEO's annual bonus was tied to Company performance, and 35% was tied to the executive's individual performance. Accordingly, 65% of the funded target award opportunity was paid to each NEO. The Compensation Committee also exercised its discretion to determine the level to be paid to each NEO with respect to the remaining 35% target award opportunity based on each NEO's individual performance and achievement of his respective fiscal 2010 goals and objectives.

        At the same time, to maintain market competitiveness, the Compensation Committee sought to ensure that the total direct compensation of our executives included annual equity awards that were, on average, within the 50th to 60th percentile of the competitive market as reported in the Radford 2010 High-Tech Industry Survey for companies with $200-$500 million in annual revenue and by a peer group of 13 medical device companies with whom we compete for executive talent, which are in our industry sector and which have comparable financial and organizational characteristics. In making these awards, the Compensation Committee also took into consideration the fact that, consistent with our compensation philosophy, they further increased the NEOs' stake in the Company, thereby reinforcing their incentive to manage our business as owners and subjecting a significant portion of their total compensation to Company performance.

        Significant Corporate Governance Actions.    During the past year, our Board of Directors took the following actions to enhance our corporate governance practices:

  •
  Adopted Corporate Governance Guidelines addressing the composition, structure, operation, and role and responsibilities of our Board of Directors and board committees.

  •
  Adopted stock ownership guidelines for our executive officers and non-employee directors. These guidelines took effect July 1, 2010.

  •
  Adopted a recoupment policy for our Performance Bonus Plan and 2007 Incentive Award Plan.

        We also endeavored to maintain good governance standards in our executive compensation practices. The following policies remained in effect in fiscal 2010:

  •
  We do not provide perquisites or other personal benefits to our executives, including the NEOs. Our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

  •
  Separation of Board Chairperson and Chief Executive Officer positions. We have operated with these roles separated for several years.

  •
  No pension or nonqualified deferred compensation plans. We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our executives, including the NEOs.

  •
  Use of separate, independent executive compensation consultants each to management and to the Compensation Committee to avoid conflicts of interest. The respective advisors to management and to the Compensation Committee on executive compensation matters do not provide any other services to the Company.

Background and Compensation Philosophy

        To achieve the Company's objectives, we need a highly talented and seasoned management team with the integrity, skills and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. A critical part of our long-term business strategy is to create a new market in radiosurgery, and in addition, to pursue acquisitions of and investments in businesses and technologies that will expand our business and enhance our technology development capabilities. Consequently, our executives must be capable of fulfilling this strategy, identifying complementary businesses and technologies, determining the most advantageous form of investment, negotiating acquisitions and strategic relationships, and successfully blending these organizations and technologies into our business.

        Our executive compensation program is designed to foster practices that will enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. To achieve these objectives, our executive compensation program is based on the following core principles:

  •
  Our executives should view their compensation as being tied to the long-term best interests of our stockholders;

  •
  Our executive compensation program should motivate and reward behavior consistent with Company and individual performance objectives as well as the Company's culture and organizational values;

  •
  Our executive compensation program should be sufficiently competitive relative to comparable medical device companies to attract and retain executives who can achieve the Company's strategic goals and create long-term stockholder value in a cost-effective manner;

  •
  Our executive compensation program should recognize individual contributions as well as overall business results;

  •
  An executive's compensation should be appropriate in light of his or her experience, responsibilities and performance;

  •
  There should be a direct link between the compensation that an executive earns and Company, business, and individual performance; and

  •
  Our executive compensation program should not encourage excessive or unnecessary risk-taking.

        These principles form the foundation of our executive compensation philosophy, which is reflected in the various compensation elements—base salary, annual cash incentives, equity awards, and other benefits—that comprise our executive compensation program. These components are regularly reviewed and adjusted, as the Compensation Committee deems necessary and appropriate, to ensure that we provide compensation and benefits opportunities that enable us to:

  •
  Encourage our executives to manage our business from the perspective of owners with an equity stake in the Company;

  •
  Provide long-term incentives that are based on creating and sustaining the value of our stockholders' investments;

  •
  Attract and retain executives whose abilities are critical to our long-term success;

  •
  Motivate these executives to perform at their highest level and appropriately reward strong individual performers who consistently deliver superior results in support of the Company's business objectives and, thereby, enhance the current and long-term value of our stockholders' investments; and

  •
  Tie a significant portion of our executives' short-term incentives to the achievement of measurable corporate and individual performance objectives that further our long-term business strategy.

Compensation Process

        The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executives, including the NEOs. The independent members of our Board of Directors are responsible for reviewing the performance of our Chief Executive Officer and approving his compensation. The Compensation Committee is also responsible for reviewing and recommending to our Board of Directors the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executives and salaried employees. For additional information on the Compensation Committee, including the scope of its authority, see Corporate Governance and Board of Directors Matters—Compensation Committee, below.

        At the beginning of each fiscal year, the Compensation Committee, after consulting with management, establishes the corporate performance objectives for the Company and makes decisions with respect to any base salary adjustment, approves the individual performance objectives and target annual cash incentive award opportunities, and makes decisions with respect to equity awards for our executives, including the NEOs, for the upcoming year. After the end of the fiscal year, the Compensation Committee assesses the performance of our executives, including the NEOs, to determine the payouts for the annual cash incentive award opportunities for the previous year, and the Board of Directors assesses the performance of our Chief Executive Officer to determine his annual cash incentive award payout.

  Role of Management

        To aid in its deliberations, each year our Chief Executive Officer provides recommendations to the Compensation Committee regarding the individual compensation elements for each of our executives, including the NEOs (other than himself). Prior to formulating these recommendations, our Chief Executive Officer conducts an annual performance review of our other executives to evaluate their performance for the prior fiscal year. Our Chief Executive Officer then presents the results of these evaluations, along with his recommendations with regard to their compensation, including base salary adjustments, annual cash incentive award opportunities and payouts, and equity awards, to the Compensation Committee for its consideration. Similarly, our Chief Executive Officer's performance is reviewed annually by the Compensation Committee as well as the independent members of the Board of Directors as part of their deliberations with respect to his compensation.

        Our Chief Executive Officer also meets with the Compensation Committee at the beginning of each year to assist the Compensation Committee in formulating the Company's performance objectives for each fiscal year and the individual performance objectives for each executive. Typically, our Chief Executive Officer is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when his own compensation and performance are discussed). From time to time, our Chief Financial Officer, General Counsel, and Senior Vice President of Human Resources may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are discussed).

  Role of Compensation Consultants

        The Company and the Compensation Committee have engaged separate advisors to provide advice with respect to our compensation programs.

        Management is assisted in executive compensation matters by Compensia, Inc. ("Compensia"), a national compensation consulting firm, which has been engaged by the Company. Compensia advises the Company with respect to trends in executive compensation, the determination of pay programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay, and the proportion of annual cash pay to long-term incentive pay), and setting compensation levels. Compensia did not perform any other services for the Company in fiscal 2010.

        In addition, the Compensation Committee may, from time to time, engage one or more independent compensation consultants to provide compensation data and analysis and to assist in developing and reviewing overall executive compensation strategies. Towers Watson (and its predecessor, Watson Wyatt Worldwide Inc.) has served as the Compensation Committee's advisor since fiscal 2008. During fiscal 2010, the Compensation Committee again engaged Towers Watson to serve as its advisor with respect to implementing our executive compensation program and determining the appropriate base salary levels, annual cash incentive awards, and equity awards for our executives by assessing the reasonableness of individual compensation elements and total direct compensation. Towers Watson also provided market data and advice with regard to the remuneration of our independent non-employee board members.

        Examples of the projects performed by Towers Watson for fiscal 2010 include reviewing and confirming the recommended peer group for 2010 and conducting a market analysis and recommending guidelines for remuneration of our independent non-employee board members. In fiscal 2010, Towers Watson advised the Compensation Committee in assessing the reasonableness of the fiscal 2010 executive compensation and bonus plan recommendations. Towers Watson did not perform any other services for the Compensation Committee or the Company in fiscal 2010.

  Competitive Positioning

        In fiscal 2010, the Compensation Committee allocated the compensation of our executives, including our NEOs, between cash and equity based on an analysis of the data reflected in the Radford 2010 High-Tech Industry Survey (the "Radford Survey") for companies with $200 to $500 million in annual revenue, as well as an assessment of the Company's performance and compensation practices against a peer group of 13 medical device companies with whom we compete for executive talent, which are in our industry sector and which have comparable financial and organizational characteristics (collectively, the "Relevant Market Data"). The Radford Survey is a survey of companies in the medical device, software, and other high-technology industries. The peer group of 13 medical device companies was initially developed by the Company, with the assistance of Compensia, and submitted to the Compensation Committee for its review. The Compensation Committee, with the assistance of Towers Watson, evaluated the proposed peer group and provided input to the Company with respect to its composition. The final peer group for fiscal 2010 was approved by the Compensation Committee in May 2009.

        The companies comprising the peer group were selected on the basis of the following five criteria:

  •
  business orientation (i.e., high-growth companies that develop and design highly technical devices and that have substantial international operations),

  •
  total revenue,

  •
  employee population,

  •
  market capitalization, and

  •
  revenue per employee.

        The Compensation Committee intends to annually review the composition of the peer group to ensure it is the most relevant set of companies to use for comparison purposes.

        For fiscal 2010, the Compensation Committee removed three companies from the fiscal 2009 peer group list: ArthroCare Corporation, Datascope Corp. and ev3 Inc. In lieu of those companies, the Compensation Committee added Cardiac Science Corporation, Haemonetics Corp. and ZOLL Medical Corporation to the list. Datascope Corp. had been acquired during fiscal 2009 and no longer met the peer group criteria set forth above. The Compensation Committee made the other changes to the fiscal

2010 peer group based on a determination that the new companies better fit the criteria set forth above than those removed. The peer group for fiscal 2010 comprised the following companies:

American Medical Systems Holdings, Inc.	Integra LifeSciences Holdings Corporation	TomoTherapy Incorporated
AngioDynamics, Inc.	Intuitive Surgical, Inc.	Volcano Corporation
Cardiac Science Corporation	Masimo Corporation	ZOLL Medical Corporation
Cyberonics, Inc.	Haemonetics Corp.
HealthTronics, Inc.	Sonosite, Inc.

        In evaluating the base salaries of our executives for fiscal 2010, establishing target award opportunities for annual cash incentive awards, and making equity awards, the Compensation Committee reviewed the Relevant Market Data to guide its decisions on individual compensation elements, including the competitive reasonableness of arrangements, and to ensure that its decisions were consistent with the Company's compensation philosophy and strategy. However, the Compensation Committee did not make its decisions based on targeting compensation to specific benchmarks against the survey and peer group data, although, in establishing annual cash incentive award targets for fiscal 2010, the Compensation Committee sought to provide our executives with an opportunity to realize total target cash compensation in the approximate range of the 50th to 60th percentiles of the Relevant Market Data, as described above. The Compensation Committee chose the range of the 50th to 60th percentiles as its approximate total cash compensation target range for fiscal 2010 because (i) it intended to set performance milestones for cash incentive compensation so that target level payouts would only be made if our executives and the Company performed at a superior level that would be difficult to achieve and (ii) it believed that it needed to provide our executives with the ability to earn above market cash compensation in order to attract and retain the quality of executives necessary to successfully manage the Company.

Compensation Elements

        During fiscal 2010, the compensation of our executives, including the NEOs, consisted of the following elements:

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  Base salary;

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  An annual cash incentive award opportunity;

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  Equity awards; and

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  Other benefits.

  Base Salary

        We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executives, including the NEOs. We use base salary to fairly and competitively compensate our executives for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.

        The Compensation Committee generally targets the base salaries of our executives to be in the approximate range of the 50th to 60th percentiles of the Relevant Market Data, depending on the particular executive's experience and historical performance. We believe that paying at this level provides us access to, and an ability to retain, top executive talent and protects the compensation of our current executives from falling below market.

        The Compensation Committee makes adjustments to base salary when it believes there is a deviation from market, when an individual is promoted or assumes an increase in responsibility, or when the Compensation Committee determines that an individual's performance warrants an increase. The Compensation Committee reviews the base salary levels of our executives each year to determine whether an adjustment is warranted.

        In reviewing the base salaries of our executives during fiscal 2010, the Compensation Committee considered each executive's performance over the previous fiscal year as evaluated by our Chief Executive Officer, his or her experience and responsibilities, the critical nature of the executive's position relative to the Company's success, and the Company's retention needs, and balanced these factors against the Relevant Market Data. In formulating his recommendations to the Compensation Committee with respect to base salary adjustments, our Chief Executive Officer also considered internal equity among our executives.

        For fiscal 2010, the Compensation Committee maintained the base salaries of the NEOs at their fiscal 2009 levels. For fiscal 2010, in general, our NEO base salaries were in the approximate range of the 50th to 60th percentiles of the Relevant Market Data, consistent with our compensation philosophy. The base salaries paid to the NEOs during fiscal 2010 are reported in the Summary Compensation Table below.

        For fiscal 2011, the Compensation Committee increased the base salaries of the NEOs, effective October 1, 2010, as follows:

Named Executive Officer	Fiscal 2010 Salary	Fiscal 2011 Salary
Euan S. Thomson, Ph.D.	$500,000	$512,500
Derek Bertocci	$300,000	$312,000
Chris A. Raanes	$345,006	$353,286
Darren J. Milliken	$235,000	$250,275

        Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits to him as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

  Annual Cash Incentives

        Annual cash incentive awards are a key re-enforcer of our performance-based culture. On average, the Compensation Committee believes in providing our executives, including the NEOs, with a total target cash compensation opportunity in the approximate range of the 50th to 60th percentiles of the Relevant Market Data, depending on both Company and individual performance. To achieve this objective, we provided our executives with an annual cash incentive award opportunity that was based on achieving pre-established corporate and individual performance objectives.

        In August of each year, the Compensation Committee, after consulting with management, establishes the corporate and individual performance objectives for the current fiscal year's annual cash incentive awards and sets the target award opportunity for each executive, including our Chief Executive Officer and the other NEOs. These target levels were initially established in each executive's employment letter agreement as a percentage of his or her base salary, and the Compensation Committee annually reviews and may make adjustments to these percentages based on a review of the Relevant Market Data. For fiscal 2010, the target award opportunity for Dr. Thomson was equal to 100% of his base salary, the target award opportunities for Messrs. Bertocci, Raanes, and Lindquist were equal to 65% of their respective base salaries, and the target award opportunity for Mr. Milliken was equal to 50% of his base salary. These target percentages were unchanged from the prior fiscal year.

        Award payouts are determined after the end of the fiscal year based on the Company's overall performance for the year (as measured by one or more pre-established performance objectives) and each executive's performance against his individual objectives. For fiscal 2010, award payouts could exceed 100% of an executive's target incentive payout where actual performance exceeded the pre-established corporate and individual objectives. The actual award payout for each executive, other than our Chief Executive Officer, is approved by the Compensation Committee after consulting with our Chief Executive Officer and evaluating each executive's performance over the last fiscal year.

  Fiscal 2010 Cash Incentive Award Opportunities

        For fiscal 2010, our annual cash incentive awards were designed to reward our executives, including the NEOs, based on the Company's performance and the individual executive's contribution to that performance. In establishing the fiscal 2010 cash incentive award program, the Compensation Committee determined that the award opportunities for all of our executives, including the NEOs, should be more closely linked to achieving corporate performance objectives. Accordingly, the Compensation Committee established a minimum funding threshold based on pre-tax operating income, upon which funding of the annual cash incentive awards was contingent. In the event this minimum threshold pre-tax operating income level was not achieved, no award payouts would be made to our executives, including the NEOs, based on the formula described below and instead, any award payments would be made solely in the discretion of the Compensation Committee. The Compensation Committee also determined that the same set of corporate performance objectives should be applicable to all of our executives, including the NEOs.

        For fiscal 2010, the Compensation Committee established three specific corporate performance measures. Each of the three measures was weighted equally, and all of them were applicable in the same manner to all of our executives, including the NEOs. The Compensation Committee set target amounts and minimum funding thresholds with respect to each performance measure, requiring that the Company achieve the minimum threshold set for each measure, in order for any funding to occur relative to that measure. The performance measures and their relative weightings, target amounts and minimum funding thresholds for fiscal 2010 were as follows:

Performance Measure	Weighting	Target	Minimum Threshold
Revenue	33.3%	$232.87 million	$209.58 million (90%)
Pre-tax Operating Income(1)	33.3%	$9.1 million	$5.46 million (60%)
Orders to Backlog	33.3%	60 new orders added to backlog	45 orders (75%)

(1)
Excludes expenses associated with mergers and acquisitions activity, litigation expenses related to stockholder and derivative lawsuits and settlements and any special charges.

        The revenue measure was determined at the start of fiscal 2010 in accordance with GAAP. The pre-tax operating income measure consisted of operating income as determined in accordance with GAAP, including equity compensation expenses but excluding expenses associated with mergers and acquisitions activity, litigation expenses related to stockholder and derivative lawsuits and settlements and any special charges. To be reported in our backlog, an order must have no contingencies as well as meet certain criteria, including a deposit from all customers (other than governmental entities).

        Once the Compensation Committee assessed corporate performance with respect to the pre-tax operating income performance measure and determined that we had achieved the minimum threshold, it went on to assess Company performance with respect to all three measures, and determined that threshold performance had been achieved for each measure. The funding with respect to each measure was based on a funding slope in a straight line from zero, at the minimum threshold level, to 100%, at the target amount. In the event any of the performance measures had been achieved at greater than the target level, the maximum funding opportunity for each metric would have been 150% funding.

        For each of our executives, including the NEOs, 65% of their annual cash incentive awards were dependent on achieving the corporate performance measures described above, and 35% were dependent on achieving individual qualitative performance goals and objectives, which are discussed below. This represented an increase of the portion of the target award opportunities tied directly to Company performance as compared to fiscal 2009, when Company performance represented 60% of the target award opportunity. Individual qualitative goals and objectives, which were generally tailored to each individual executive's functional area of responsibility, were established for each executive. For fiscal 2010, the primary individual performance objective for each of our NEOs was to work toward achieving the corporate performance objectives described above. In addition, each NEO was given one or more individual management objectives.

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  Dr. Thomson's principal individual management objectives were to develop and implement a strategy for a regionalized structure for the Company and to establish and execute certain growth and strategic objectives.

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  Mr. Bertocci's principal individual management objectives were to identify and begin implementation of scalable ERP and business intelligence systems, to develop a process to ensure the Company would have no material weaknesses in fiscal 2010, to provide support in the implementation of the regionalized structure for the Company and to maintain an effective presence with investors.

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  Mr. Lindquist's principal individual management objectives were to develop strategies for clinical utilization and demand of the CyberKnife system.

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  Mr. Raanes's principal individual management objectives were to evaluate and reduce costs from CyberKnife system cost of goods sold, continue to own and improve the process for accelerating revenue, and to drive innovation.

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  Mr. Milliken's principal individual management objectives were to implement a systematic, company-wide contracts process, implement systematic legal processes in our foreign offices, increase the effectiveness of our sales process, and file and analyze certain Company patents.

        The annual cash incentive award payout to which each executive, including the NEOs, was entitled was based on the percentage achievement of the corporate performance measures as well as the Compensation Committee's assessment of such executive's performance with respect to his or her individual performance objectives.

        Under our 2010 annual cash incentive program, the Compensation Committee was permitted to adjust executive payments to account for unusual events, such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee did not consider the effect of such events indicative of the Company's performance. The Compensation Committee did not exercise this discretion in determining fiscal 2010 payouts. In addition, an executive must be employed with the Company and be in good standing on the last day of the fiscal year to be eligible for an award payout for that fiscal year, though pro-rated payouts may be considered, at the discretion of the Compensation Committee, under unusual circumstances, such as the death, disability, retirement, or transition of an executive to a consultant role, based on actual performance at the date relative to the targeted performance measures for the award.

  Fiscal 2010 Annual Cash Incentive Award Payouts

        In August 2010, the Compensation Committee assessed the Company's performance against each of the corporate performance measures and determined that the corporate performance measures were not achieved at the 100% level. The target, threshold and actual performance measures attained, as well as their respective weights, were as follows:

Performance Measure	Weighting	Target	Minimum Threshold	Actual	% Plan Attained	Weighted % Plan Attained
Revenue	33.3%	$232.87 million	$209.58 million (90%)	$221.6 million	95%	32%
Pre-tax Operating Income(1)	33.3%	$9.1 million	$5.46 million (60%)	$6.397 million	70%	23%
Orders to Backlog	33.3%	60 new orders added to backlog	45 orders (75%)	56 orders	93%	31%

(1)
Excludes expenses associated with mergers and acquisitions activity, litigation expenses related to stockholder and derivative lawsuits and settlements and any special charges.

        Based on these actual corporate performance results, the Compensation Committee approved funding of the annual cash incentive awards at an 86% level and the award payouts for each of our executives, including the NEOs, was prorated based on this funding decision. The individual award payments for each of the NEOs was determined as follows: (i) 65% of the total award payment was based on our Company's performance and (ii) 35% of the total award payment was based on individual performance. These payouts did not exceed the pro-rata funding of the bonus plan.

        The annual cash incentive award targets and payouts made to the NEOs in fiscal 2011 for fiscal 2010 performance were as follows:

Fiscal 2010 Bonus Plan Payouts

			Actual Payout
	Target
			Fiscal 2010 Total Actual Opportunity(1)	Bonus Amount tied to Company Performance	Bonus Amount tied to Individual Performance	Total Payout
Named Executive Officer	(%)	($)
Euan S. Thomson, Ph.D.	100%	$500,000	$430,000	$279,500	$120,500	$400,000
Derek A. Bertocci	65%	$195,000	$167,700	$109,005	$58,695	$167,700
Eric P. Lindquist(2)	65%	$205,790	$176,979	$115,036	$56,892	$171,928
Chris A. Raanes	65%	$224,250	$192,855	$125,356	$67,499	$192,855
Darren J. Milliken	50%	$117,500	$101,050	$65,683	$35,368	$101,051

(1)
The fiscal 2010 Total Actual Opportunity is derived by multiplying the actual 86% funding level by the at-target annual cash incentive award opportunity for each NEO.

(2)
Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

        The annual incentive award payouts for fiscal 2010 performance made to the NEOs are reported in the Summary Compensation Table below. Additional information about these awards is reported in the Grants of Plan-Based Awards Table below.

  Fiscal 2011 Cash Incentive Awards—Performance Bonus Plan

        Our executives, including the NEOs, are eligible to participate in the Performance Bonus Plan, which was adopted by the Compensation Committee and approved by the Company's stockholders at our 2009 Annual Meeting. The Performance Bonus Plan has been structured and will be operated to ensure that the compensation paid under the plan will qualify for deductibility under Section 162(m) of the Code. For fiscal 2011, the Performance Bonus Plan has three financially oriented corporate performance measures—revenue, profit before tax and bonus (excluding expenses associated with mergers and acquisitions, creation of strategic relationships and alliances, major litigation and settlements and any special chargers) and orders to backlog (one of which differs from the performance measures used in fiscal 2010)—and eliminates the concept of a single performance threshold which the

Company must achieve in order for the bonus pool to fund in its entirety. The Performance Bonus Plan retains, however, the concept of individual performance thresholds for each corporate performance measure, which thresholds must be achieved in order for the portion of the bonus pool tied to each such measure to fund. In all other significant respects, the Performance bonus Plan is similar to the fiscal 2010 annual cash incentive awards.

        The fiscal 2011 performance measures determined by the Compensation Committee and their relative weightings are as follows:

Revenue	Profit before tax and bonus	Orders to Backlog
33.33%	33.33%	33.33%

        Revenue and profit before taxes and bonus expense will be determined in accordance with US GAAP, provided that the calculation of profit before taxes and bonus expense will exclude expenses associated with mergers and acquisitions activity, creation of strategic relationships and alliances, major litigation expenses and settlements and any special charges. Special charges will include, but will not be limited to, unusual expenses as described in management's discussion and analysis of financial conditions and results of operations appearing in the Company's Annual Report, and/or special charges associated with Board approved business development activities not otherwise described above.

        The target bonuses for our NEOs, as a percentage of base salary, did not change from their prior year's percentages.

  Equity Compensation

        We believe that equity awards provide a strong alignment between the interests of our executives, including the NEOs, and our stockholders. Accordingly, we seek to provide award opportunities that are consistent with the market median, with the potential for increase when the executive's performance significantly exceeds his or her objectives and goals, to provide motivation to our executives through the use of equity awards consistent with the reasonable management of the Company's overall equity compensation expense and stockholder dilution. We also believe that equity awards are essential in promoting the retention of our executives. For a discussion of how the Company makes its assessment of the competitive market, see Compensation Discussion & Analysis—Background and Compensation Philosophy—Competitive Positioning, above.

        The Compensation Committee grants equity awards, which, to date, have consisted entirely of stock options and restricted stock unit ("RSU") awards, to our executives, including the NEOs, in August of each fiscal year, both as a reward for past corporate and individual performance and as an incentive for future performance. The size of an executive's equity award is determined by the Compensation Committee after considering his or her performance over the last fiscal year as evaluated by our Chief Executive Officer (or, with respect to the Chief Executive Officer, as evaluated by our Board of Directors), an evaluation of his or her total compensation package, an evaluation of his or her accumulated equity holdings, the critical nature of the executive's position relative to the Company's success and the Company's retention needs.

  Fiscal 2010 Equity Awards

        In August 2009, the Compensation Committee approved stock option awards for a total of 200,000 shares of the Company's common stock to Dr. Thomson, of which 160,000 shares were granted on August 31, 2009 with a vesting commencement date of October 1, 2009 and 40,000 shares were granted at the beginning of the 2010 calendar year in accordance with the terms of his employment letter agreement. In addition, the Compensation Committee approved stock option awards for 90,000 shares of the Company's common stock to Mr. Raanes, 65,000 shares to Mr. Bertocci, 40,000 shares to

Mr. Lindquist, and 15,000 shares to Mr. Milliken. Each of these awards was granted on August 31, 2009 and had a vesting commencement date of October 1, 2009.

        On August 31, 2009, Mr. Milliken received an additional stock option grant for 20,000 shares of the Company's common stock, which had been approved by the Compensation Committee as additional compensation to Mr. Milliken for his assumption of the role of Senior Vice President and General Counsel in May 2009.

        In making these awards, the Compensation Committee generally sought to provide each NEO with an annual equity award in the Company in the approximate range of the 50th to 60th percentile of the Relevant Market Data, subject to change based on the executive's individual performance and the Company's retention needs. The Committee also took into consideration the Company's fiscal 2009 performance, as well as the factors described above, in determining these awards.

        The equity awards made to the NEOs in fiscal 2010 are reported in the Summary Compensation Table below. Additional information about these awards, including the number of shares subject to each award and the award's grant date fair value, is reported in the Grants of Plan-Based Awards Table below.

  Fiscal 2011 Equity Awards

        In fiscal 2011, the Compensation Committee approved a mix of stock option awards and RSUs as executive equity awards. The Compensation Committee determined that this approach is consistent with market practice, and was warranted due to a desire to balance performance and retention objectives and to facilitate executive stock ownership in connection with the Company's Stock Ownership Guidelines. For more information on the Stock Ownership Guidelines, see Other Compensation Policies, Stock Ownership Guidelines, on page 28 below.

        In August 2010, our Board of Directors approved stock option awards for a total of 115,000 shares of the Company's common stock to Dr. Thomson, of which 75,000 shares were granted on August 31, 2010 (with vesting commencing October 1, 2010) and 40,000 shares will be granted to Dr. Thomson at the beginning of the 2011 calendar year in accordance with the terms of his employment letter agreement. Our Board of Directors also approved an RSU award covering 38,300 shares of the Company's common stock to Dr. Thomson. In addition, the Compensation Committee approved stock option awards of 40,000 shares of the Company's common stock and RSU awards covering 13,300 shares of the Company's common stock to each of Messrs. Bertocci, Raanes, and Lindquist, and a stock option award of 18,000 shares of the Company's common stock and an RSU award covering 6,000 shares of the Company's common stock to Mr. Milliken, each of which was granted on August 31, 2010, with a vesting commencement date of October 1, 2010. Due to his resignation on September 2, 2010, the awards granted to Mr. Lindquist have been cancelled.

  Equity Award Grant Practices

        Historically, the Compensation Committee has granted stock options and/or RSU awards to our employees, including our executives, when they first join the Company. Typically, new hire stock options and RSUs are granted at the first meeting of the Compensation Committee in the month following an employee's first day of employment.

        Follow-on awards are considered as part of our focal review process. We do not seek to time the grant of stock options and RSUs to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.

        We grant stock options with an exercise price that is equal to the fair market value of the shares of the Company's common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of the Company's common stock. The exercise price for our stock options is based on the last quoted price per share of the Company's common stock as reported on the NASDAQ Global Market on the date of grant.

        We also have an insider trading policy that prohibits trading in shares of the Company's common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan.

Employment Letter Agreements

        We have entered into employment letter agreements with each of our executives, including the NEOs, to document the material terms and conditions of the executives' employment, including his or her annual base salary, target annual cash incentive award opportunity and equity awards. These agreements also specify the payments and benefits that each executive will receive upon a termination of his or her employment under certain circumstances or in the event of a change in control of the Company. In addition, these agreements protect the Company's interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to the Company, including disclosing the Company's confidential information, soliciting the Company's employees, and engaging in competitive business activities.

        For additional information about these agreements, see Employment, Change in Control and Severance Arrangements, below.

Post-Employment Compensation

  Retirement Plans

        Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executives, including the NEOs, and other employees.

        We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Currently, we match participant contributions to the plan, on a dollar-for-dollar basis, up to a maximum contribution of $2,000 per participant per year. Company matching contributions to the 401(k) employee savings plan vest over a period of four years, such that the vesting percentage increases by 25% on each of the first four anniversaries of an employee's service, at which time the employee is fully vested in the Company matching contribution. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.

        We view this plan as serving two important objectives. First, it encourages our executives, including the NEOs, and other employees to commit to long-term service with the Company. Second, it enables them to save a portion of their annual compensation for their eventual retirement.

        Since the amounts set aside for retirement under the plan are largely drawn from participants' annual compensation and the Company matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executives, including the NEOs.

  Severance and Change in Control Arrangements

        We have entered into employment letter agreements with each of our executives, including the NEOs, which, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances and in connection with a change in control of the Company. These arrangements were entered into for the following reasons:

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  Assist us in retaining talented executives in a competitive market;

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  Permit our executives to focus on the business of the Company;

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  Eliminate any potential personal bias of an executive against a transaction that is in the best interest of the Company and its stockholders;

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  Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executives; and

  •
  Provide the Company with the flexibility needed to react to a continually changing business environment.

        The Compensation Committee believes that these agreements serve several important objectives. First, they provide a desired level of transparency, both within and outside the Company. Internal transparency benefits the Company by eliminating the need to negotiate severance benefits on a case-by-case basis at the time of termination. They also assure our executives that their severance benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for the Company to administer and requires less administrative time and expense than negotiating severance benefits at the time of termination.

        Generally, our executives, including the NEOs, are eligible for severance payments and benefits in the event of their termination of employment by the Company without "cause" or by the executive for "good reason." In addition, we believe that the possibility of a change in control of the Company creates uncertainty for our executives, including the NEOs, regarding their continued employment by the Company since such transactions frequently result in changes in senior management. Consequently, we provide change in control protection to our executives to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on the Company's business. In addition, these protections also serve as an incentive for our executives to remain with the Company during the negotiation of a potential corporate transaction, which preserves the value of the Company and the potential benefit to be received by our stockholders in the transaction.

        The NEOs' employment letter agreements define "Cause" as (i) commission by the NEO of a felony, (ii) commission of a crime involving moral turpitude or of any other act or omission involving dishonesty, disloyalty, breach of fiduciary duty or fraud with respect to the Company, any of its subsidiaries, or any of their suppliers or customer, or (iii) failure of the NEO to perform the normal and customer duties of his or her position with the Company as reasonably directed by the Company for each of Messrs. Bertocci and Milliken, the CEO for each of Messrs. Raanes and Lindquist, and the Board of Directors for Dr. Thomson, provided that any of the foregoing acts or omissions are not cured to the Company's reasonable satisfaction within 30 days after written notice is given to the NEO.

        The NEOs' employment letter agreements generally define "good reason" as the occurrence of any one or more of the following events without the NEO's prior written consent, unless the Company fully corrects the circumstances constituting good reason within 30 days after notice from the NEO that good reason exists: (i) a material reduction of the NEO's duties and responsibilities under the employment letter agreement, (ii) a relocation of the NEO's principal workplace more than 35 miles outside the Company's Sunnyvale corporate headquarters, or (iii) the Company's reduction of the NEO's annual base salary. In order for a resignation with good reason to be effective, each NEO must provide written notice of his resignation for good reason to the Company within 30 days after the date the NEO first knows or should reasonably know of the occurrence of any of these events, and with respect to each of the NEOs other than Dr. Thomson, the separation date must occur not later than 75 days after the initial occurrence of the event constituting good reason.

        The amount of the severance payments and benefits depends on an executive's position with the Company. Generally, the severance payment is equal to an amount ranging from between 12 months (for our Chief Executive Officer) to six months (for some of our other executives) of annual base salary. For certain executives, the Company will also pay a pro rata portion of such executive's target annual bonus for the year of termination, plus a percentage of his or her target annual bonus then in effect (ranging between 100% for our Chief Executive Officer and 50% for some of our other executives). In addition, the Company will pay COBRA continuation coverage for an executive and his or her eligible dependents for a specified period (ranging between 12 months for our Chief Executive Officer and six months for certain of our other executives) if he or she elects such coverage. Further, our Chief Executive Officer will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of his termination of employment.

        In the case of our Chief Executive Officer, Chief Financial Officer and General Counsel, these severance payments and benefits are generally larger in the event that the termination of employment occurs within a specified period following a change in control of the Company. Each of the NEOs' employment letter agreements defines "change in control" to include the following:

  •
  the direct or indirect acquisition of beneficial ownership of more than 50% of the total combined voting power of the Company's securities by a person or group of persons pursuant to a transaction or series of transactions (other than through an offering of the Company's common stock to the general public through a registration statement filed with the SEC);

  •
  during any consecutive two year period, the people who constitute the Board of Directors (together with any new director whose election by the Board or the Company's stockholders was approved by at least two thirds of the directors still in office who were directors at the beginning of the two year period or whose election was previously so approved) cease to constitute a majority of the Board of Directors;

  •
  the consummation by the company of (i) a merger, consolidation, reorganization or business combination, (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) the acquisition of assets or stock of another entity, in each case other than a transaction (a) which results in the Company's voting securities outstanding before the transaction to represent at least a majority of the combined voting power of the successor entity's outstanding voting securities and (b) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; or

  •
  the Company's stockholders approve a liquidation or dissolution of the Company.

        In the case of our Chief Executive Officer, the severance payment, including upon his resignation for any reason within 30 days following a change in control, will be an amount equal to 18 months of annual base salary, plus a pro rata portion of his target annual bonus for the year of termination, plus 150% of his target annual bonus then in effect. In the case of our Chief Financial Officer and General Counsel, the severance payment will be equal to an amount equal to 24 months of annual base salary plus 100% of his target annual bonus then in effect, and in addition, they will receive full and immediate vesting of all outstanding stock options. In the case of our Chief Operating Officer and, until his resignation on September 2, 2010, our Chief Marketing Officer, if the termination of employment occurs within a specified period following a change in control of the Company, they will receive their agreed-upon severance payments and benefits and they will receive full and immediate vesting of all outstanding stock options.

        The change in control provisions currently in place for our Chief Executive Officer also provide for the full and immediate vesting of all outstanding stock options in the event of a change in control of the Company. The acceleration of the options may allow him to exercise the options and possibly participate in the transaction with the shares of the Company's common stock received. In addition, accelerating vesting aligns the interests of our Chief Executive Officer in a potential transaction with those of our stockholders, by motivating him to work towards the completion of the transaction. We believe that accelerating vesting of outstanding stock options upon a change in control of the Company, as well as providing eligibility for severance payments and benefits in the event of a termination of employment following a change in control of the Company, achieve these objectives.

        We believe that these severance payments and benefits promote several important objectives. First, they assist us in retaining talented executives. Several of our executives were recruited from other companies where they had job security, tenure, and career opportunities. In accepting their positions with the Company, these executives often gave up their current job stability for the challenges and potential risks of a new position. These severance payments and benefits help mitigate the harm that an executive would suffer if he or she were terminated by the Company for reasons beyond his or her control. Further, the Compensation Committee believes that we need to offer some level of severance payments and benefits to be competitive in attracting and retaining talented executives. Severance benefits also allow our executives to focus on the Company's business without undue distraction regarding their individual job security. Finally, the severance payments and benefits act as an additional incentive in ensuring our executives' compliance with their post-termination covenants.

        In consideration for the potential receipt of payments and benefits upon termination of employment or in connection with a change in control of the Company, each of our executives, including the NEOs, is subject to compliance with certain restrictive covenants as set forth in their individual employment letter agreement. Generally, these covenants prohibit our executives from disclosing our proprietary or confidential information during their employment with the Company and thereafter, soliciting any of our employees to leave employment with the Company or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with the Company and for one year thereafter, and from competing with the Company for the duration of their employment. In addition, any payments and benefits are conditioned upon an executive entering into a general release of claims in favor of the Company.

        Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

  Section 4999 of the Code

        If, in connection with a change in control of the Company, any payments or benefits payable to our executives, including the NEOs, would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the executive will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our executives, and mitigates any potential personal bias against a potential corporate transaction.

  Other Information

        The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our executives, including the NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our executive officers' total direct compensation for a specific year.

        Detailed information on the formula and calculation of these payments and benefits, as well as an estimate of the potential payments and benefits that the NEOs would receive under various scenarios, are set forth in the Potential Payments Upon Termination or Change in Control section below.

Health, Welfare, and Other Employee Benefits (including Perquisites)

        We provide health and welfare benefits to our executives, including the NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life, and disability insurance and matching Company contributions to our Section 401(k) employee savings plan.

        We do not provide perquisites or other personal benefits to our executives, including the NEOs.

Other Compensation Policies

  Stock Ownership Guidelines

        In May 2010, our Board of Directors adopted Corporate Governance Guidelines to help ensure that the Company is managed in the best long term interests of the Company's stockholders, to promote effective functioning of the Board and its committees and to provide a flexible framework within which the Board may conduct its oversight of the Company's business. The Corporate Governance Guidelines include executive officer and non-employee director stock ownership guidelines that took effect July 1, 2010, pursuant to which certain executive officers and non-employee directors of the Company are encouraged to own shares of the Company's common stock, as follows:

  •
  Non-employee directors:  the lesser of (a) the number of shares having a value equal to at least three times the non-employee director's regular annual cash retainer and (b) 10,000 shares;

  •
  Chief Executive Officer:  the lesser of (a) the number of shares having a value equal to three times annual base salary and (b) 175,000 shares;

  •
  Chief Financial Officer, Chief Operating Officer and Chief Marketing Officer:  the lesser of (a) the number of shares having a value equal to one times annual base salary and (b) 40,000 shares; and

  •
  General Counsel:  the lesser of (a) the number of shares having a value equal to one times annual base salary and (b) 17,500 shares.

        Executive officers and non-employee directors and Executive Officers have five years from the later of July 1, 2010 and the date of election or appointment to attain the foregoing ownership levels. The Company expects each executive officer and non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any Company options and/or (ii) taxes), until the foregoing ownership levels are achieved.

        In addition, the Compensation Committee may, in its discretion, encourage senior executives of the Company with a rank of Senior Vice President (who otherwise are not executive officers) to comply with stock ownership guidelines as determined by the Compensation Committee. The number of shares any such senior executive will be encouraged to own shall not exceed the number of shares which have a value equal to one times such senior executive's annual base salary.

  Recoupment ("Clawback") Policy

        To further align our executive compensation program with the interests of the Company's stockholders, in August 2010, our Board of Directors approved the addition of a recoupment policy to the Performance Bonus Plan and 2007 Incentive Award Plan. The recoupment policy provides that, in the event the Company is required to restate its financial results, our Board of Directors will review the conduct of executive officers in relation to the restatement. If it determines that an executive officer has engaged in misconduct, or otherwise violated the Company's Code of Conduct and Ethics for Employees, Agents and Contractors, and that such misconduct or violation contributed to the restatement, then our Board of Directors may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law.

Regulatory Considerations

        Certain tax and accounting requirements may influence the design and operation of our executive compensation program.

  Section 162(m)—Deductibility of Remuneration in Excess of $1 Million

        Section 162(m) of the Code limits the amount that the Company may deduct as compensation expense for federal income tax purposes with respect to the remuneration paid to our Chief Executive Officer and each of the three other most highly compensated executive officers of the Company (other than our Chief Financial Officer) to $1 million per person per year. There are certain exemptions to this deduction limit, including an exemption for remuneration that qualifies as "performance-based compensation" (that is, certain compensation that is payable solely upon achieving objective performance criteria).

        In addition, under a Section 162(m) transition rule for companies that were privately-held and become publicly-held in an initial public offering, compensation paid under a plan that existed prior to the initial public offering is not subject to Section 162(m) until the earlier of (i) a material modification of the plan, (ii) the issuance of all employer stock and other compensation that has been allocated under the plan, or (iii) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the year of the initial public offering (the "Transition Date"). Following the Transition Date, any rights or awards granted under the plan, other than stock options and stock appreciation rights, will not qualify as "performance-based compensation" for purposes of Section 162(m) unless the rights or awards are granted or vest upon the satisfaction of pre-established objective performance goals, the material terms of which have been disclosed to and approved by the Company's stockholders.

        We intend to operate our executive compensation program to maximize the deductibility of the remuneration paid to the NEOs to the extent that the Compensation Committee believes that doing so is in the best interests of the Company. Consequently, in determining which compensation elements are to be paid to our executives, and how they are weighted, the Committee intends to take into account whether a particular form of compensation will be deductible under Section 162(m). In addition, the Company's 2007 Incentive Award Plan has been designed to permit the Committee to grant stock options and other awards which will qualify as "performance-based compensation" under Section 162(m).

        While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Committee may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract and retain key executives.

  Section 409A—Treatment of Nonqualified Deferred Compensation

        Section 409A of the Code requires that amounts that qualify as "nonqualified deferred compensation" satisfy certain requirements with respect to the timing of deferral elections, timing of payments and certain other matters. In October 2008, the Company entered into amended and restated

employment letter agreements with our executives, including the NEOs then employed by the Company, to ensure such agreements' compliance with Section 409A.

        Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation elements, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe that the Company is currently operating such plans and arrangements in compliance with Section 409A. From time to time, we may be required to further amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

  ASC Topic 718—Valuation of Stock-Based Compensation

        The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executives and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification 718 (formerly known as SFAS 123(R)(ASC Topic 718), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires the Company to record a compensation expense in its income statement for all equity awards granted to our executives and other employees. This compensation expense is based on the grant date fair value of the equity awards granted and, in most cases, will be recognized ratably over the award's requisite service period (which, generally, will correspond to the award's vesting schedule).

COMPENSATION RISK CONSIDERATION

        During fiscal 2010, at the direction of our Compensation Committee, our management conducted a review of our compensation policies and practices and their respective risk profiles, with the assistance of Compensia, management's compensation consultant. The findings of this review were presented to the Compensation Committee for consideration. The Compensation Committee was assisted in its review of the findings by Towers Watson, the Compensation Committee's independent compensation consultant. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

        In making this determination, the Compensation Committee considered our pay mix, our base salaries, and the attributes of our variable compensation programs including our annual bonus plan, our equity programs, and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our bonus plan, a sales compensation committee, a recoupment policy and other internal business and operational approval processes.

        The Compensation Committee believes that the design of our compensation programs as outlined in the "Compensation Discussion and Analysis" section above places emphasis on long-term incentives and competitive base salaries, while a portion of the annual bonus plan is tied to short-term performance. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executives' motivations for the Company's long-term success, including stock price performance.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation for each of fiscal years 2010, 2009 and 2008 earned by our principal executive officer, principal financial officer, and the three other highest paid executive officers whose total compensation in fiscal 2010 exceeded $100,000. We refer to these executive officers as our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(5)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Euan S. Thomson, Ph.D.,	2010	500,000	—		—	719,200	400,000	3,581	1,622,781
President and Chief Executive Officer	2009	500,000	—		—	816,792	300,000	3,476	1,620,268
	2008	500,000	—		—	1,624,432	200,000	17,782	2,342,214
Derek A. Bertocci,	2010	300,000	—		—	237,328	167,700	3,385	708,413
Senior Vice President,	2009	150,000	—		—	778,113	70,100	2,992	1,001,205
Chief Financial Officer(1)	—	—	—		—	—	—	—	—
Chris A. Raanes,	2010	345,006	2,000	(4)	—	328,608	192,855	5,074	873,543
Senior Vice President,	2009	345,006	976	(4)	—	427,193	136,299	3,599	913,073
Chief Operating Officer	2008	333,500	1,196	(4)	138,300	504,462	86,710	20,855	1,085,023
Eric P. Lindquist,	2010	316,250	50	(4)	—	146,048	171,928	3,442	637,718
Senior Vice President,	2009	316,250	—		—	301,548	114,014	3,236	735,048
Chief Marketing Officer(2)	2008	316,250	—		138,300	504,462	82,225	3,165	1,044,402
Darren J. Milliken,	2010	235,000	—		—	127,792	101,051	2,391	466,234
Senior Vice President,	—	—	—		—	—	—	—	—
General Counsel(3)	—	—	—		—	—	—	—	—

(1)
Represents pro-rated amounts for fiscal 2009, as Mr. Bertocci's employment commenced on January 1, 2009.

(2)
Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

(3)
Mr. Milliken was not a named executive officer of the Company in fiscal 2008 or fiscal 2009.

(4)
Refers to payment of bonuses for patent inventions.

(5)
The amounts shown represent the aggregate full grant date fair value as determined in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock and stock option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

(6)
Fiscal 2010 amounts refer to annual cash incentive award payouts earned in fiscal 2010, which were paid in fiscal 2011; fiscal 2009 amounts refer to annual cash incentive award payouts earned in fiscal 2009, which were paid in fiscal 2010; fiscal 2008 amounts refer to annual cash incentive award payouts earned in fiscal 2008, which were paid in fiscal 2009.

(7)
All Other Compensation consists of the following:

Name and Principal Position	Year	Company matching contribution to 401(k) Plan ($)	Company matching contribution to Flexible Spending Account ($)	Contri- butions in life insurance premiums paid by the Company ($)	Reimburse- ment for taxes paid on patent invention bonus ($)	Company contributions to MedJet Assist ($)(1)	Paid Time Off accrued and paid out under former PTO plan ($)(2)
Euan S. Thomson, Ph.D.	2010	2,000	600	981	—	—	—
	2009	2,000	600	876	—	—	—
	2008	2,000	600	360	—	205	14,617
Derek A. Bertocci	2010	2,000	600	785	—	—	—
	2009	2,000	600	392	—	—	—
	2008	—	—	—	—	—	—
Chris A. Raanes	2010	2,000	600	904	1,570	—	—
	2009	2,000	600	673	326	—	—
	2008	2,000	600	240	650	205	17,160
Eric P. Lindquist(3)	2010	2,000	600	828	14	—	—
	2009	2,000	600	636		—	—
	2008	2,000	600	360	—	205	—
Darren J. Milliken	2010	1,175	600	616	—	—	—
	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—

(1)
We ceased providing contributions to MedJet Assist in fiscal 2009. The MedJet Assist program was a program that would provide air medical transportation both worldwide and domestically if an executive was hospitalized as an in-patient and choose to be transferred to any other hospital of his or her choice.

(2)
Effective July 1, 2007, we revised our Paid Time Off ("PTO") policy with respect to all employees. In connection with this change, on July 31, 2007, we paid out accrued PTO over a threshold determined pursuant to a formula consistently applied to all employees.

(3)
Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

Grants of Plan-Based Awards for Fiscal 2010

        The following table sets forth summary information regarding grants of plan-based awards made to each of our NEOs during the fiscal year ended June 30, 2010. The per share exercise price of each stock option grant was not less than the fair market value of our Company's common stock on the date of grant (which, in the case of options granted after our initial public offering, was the closing price of a share of our common stock on the NASDAQ Global Market on the date of grant).

							All Other Option Awards: Number of Securities Underlying Options (#)(4)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Date of Board Action to Grant the Award	Threshold ($)	Target ($)(2)	Maximum ($)(3)
Euan S. Thomson, Ph.D.	8/31/2009	8/25/2009	—	—	—	—	160,000	6.41	584,192
	1/29/2010	1/15/2010	—	—	—	—	40,000	5.94	135,008
			—	500,000	750,000	—	—	—	—
Derek A. Bertocci	8/31/2009	8/25/2009	—	—	—	—	65,000	6.41	237,328
			—	195,000	292,500	—	—	—	—
Chris A. Raanes	8/31/2009	8/25/2009	—	—	—	—	90,000	6.41	328,608
			—	224,250	336,375	—	—	—	—
Eric P. Lindquist(6)	8/31/2009	8/25/2009	—	—	—	—	40,000	6.41	146,048
			—	205,595	308,393	—	—	—	—
Darren J. Milliken	8/31/2009	8/25/2009	—	—	—	—	15,000	6.41	54,768
	8/31/2009	6/09/2009	—	—	—	—	20,000	6.41	73,024
				117,500	176,250	—	—	—	—

(1)
The Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns refer to the potential payouts under our annual bonus or commission plans. At its discretion, the Compensation Committee has the authority to pay any NEO in excess of or below his or her targeted bonus amount. The goals for fiscal 2010 were approved by the Compensation Committee in August 2009. The payout amounts for each NEO were reviewed and approved by the Compensation Committee and our Board of Directors in August 2010 upon completion of the consolidated financial statements for fiscal 2009.

(2)
This column shows the annual target award opportunities that were available to the NEOs for our fiscal year ended June 30, 2010. The potential payments are performance-driven and therefore completely at risk. The Compensation Committee approved the target bonus amounts (as a percentage of the NEO's base salary) in the first quarter of fiscal 2010. The bonus target for Dr. Thomson is 100% of base salary; for each of Mr. Bertocci, Mr. Raanes and Mr. Lindquist is 65%; for Mr. Milliken is 50%.

(3)
The maximum award opportunity is calculated at 150% of the target; however, the Compensation Committee may award higher amounts based on individual performance.

(4)
With the exception of the award to Mr. Thomson on January 19, 2010, the option grants reflected in this column will vest and become exercisable in equal monthly installments over 48 months from the vesting commencement date on October 1, 2009. Each option has a term of 10 years from the date of grant. The January 19, 2010 award to Mr. Thomson was granted pursuant to the terms of his employment agreement. This option grant will vest and become exercisable in equal monthly installments over 48 months from the vesting commencement date on January 5, 2010. This option has a term of 10 years from the date of grant.

(5)
The amounts in this column represent the aggregate fair value of each award as of the date it was granted, as determined in accordance with FASB ASC Topic 718.

(6)
Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

 Outstanding Equity Awards at Fiscal 2010 Year-End

        The following table sets forth for our NEOs the exercisable and unexercisable options and other stock awards held by them as of June 30, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Euan S. Thomson, Ph.D.	273,332		—		$0.75	3/28/2012	—		—
	24,167		—		0.75	7/09/2013	—		—
	522,501		—		0.75	8/27/2013	—		—
	30,000		—		1.40	3/16/2014	—		—
	300,000		—		2.50	8/10/2014	—		—
	40,000		—		3.50	5/12/2015	—		—
	158,000		—		4.38	11/7/2015	—		—
	40,000				6.73	4/5/2016	—		—
	287,500	(1)	12,500	(1)	9.50	8/23/2016	—		—
	33,333	(2)	6,667	(2)	28.47	8/31/2017	—		—
	98,438	(3)	36,562	(3)	13.83	8/31/2017	—		—
	24,167	(4)	15,833	(4)	10.36	2/29/2018	—		—
	67,083	(5)	72,917	(5)	8.25	8/29/2018	—		—
	14,167	(6)	25,833	(6)	4.67	2/27/2019	—		—
	26,122	(7)	133,878	(7)	6.41	8/31/2019
	4,167	(8)	35,833	(8)	5.94	1/29/2020
Derek A. Bertocci	97,396	(9)	177,604	(9)	4.67	2/27/2019	—		—
	10,612	(10)	54,388	(10)	6.41	8/31/2019
Chris A. Raanes	306,000		—		0.75	12/2/2012	5,000	(24)	33,150
	20,000		—		0.75	8/27/2013	—		—
	94,000		—		2.50	8/10/2014	—		—
	60,000		—		4.38	11/7/2015	—		—
	95,834	(11)	4,166	(11)	9.50	8/23/2016	—		—
	43,750	(12)	16,250	(12)	13.83	8/31/2017	—		—
	40,729	(13)	44,271	(13)	8.25	8/29/2018	—		—
	14,694	(14)	75,306	(14)	6.41	8/31/2019
Eric P. Lindquist(27)	292,000		—		3.50	11/6/2014	5,000	(24)	33,150
	35,000		—		4.38	11/7/2015	—		—
	95,834	(11)	4,166	(11)	9.50	8/23/2016	—		—
	43,750	(15)	16,250	(15)	13.83	8/31/2017	—		—
	28,750	(16)	31,250	(16)	8.25	8/29/2018	—		—
	6,531	(17)	33,469	(17)	6.41	8/31/2019	—		—
Darren J. Milliken	30,000		—		1.75	5/18/2014	5,000	(25)	33,150
	797	(18)	478	(18)	15.22	12/31/2017	2,250	(26)	14,918
	7,016	(19)	4,209	(19)	9.52	1/31/2017	—		—
	6,250	(20)	8,750	(20)	6.32	10/31/2018	—		—
	6,771	(21)	18,229	(21)	6.16	5/29/2019	—		—
	5,417	(22)	14,583	(22)	6.41	8/31/2019	—		—
	2,449	(23)	12,551	(23)	6.41	8/31/2019

(1)
75,000 shares (or 25% of the total award) vested on August 23, 2007. Thereafter, 6,250 (or 1/36th of the remaining shares) vest on the 23rd of each month.

(2)
10,000 shares (or 25% of the total award) vested on February 8, 2008. Thereafter, 833 (or 1/36th of the remaining shares) vest on the 8th of each month.

(3)
33,750 shares (or 25% of the total award) vested on July 1, 2008. Thereafter, 2,812 (or 1/36th of the remaining shares) vest on the 1st of each month.

(4)
833 shares (or 1/48th of the total award) vest on the 7th of each month.

(5)
2,916 shares (or 1/48th of the total award) vest on the 1st of each month.

(6)
833 shares (or 1/48th of the award) vest on the 2nd of each month.

(7)
3,333 shares (or 1/48th of the award) vested on October 1, 2009. Thereafter, 3,333 shares vest of the 1st of each month until fully vested.

(8)
833 shares (or 1/48th of the award) vest on the 5th of each month.

(9)
68,750 shares (or 25% of the total award) vested on January 1, 2010. Thereafter, 5,729 shares vest on the 1st of each month until fully vested.

(10)
1,354 shares (or 1/48th of the award) vested on October 1, 2009. Thereafter, 1,354 shares vest of the 1st of each month until fully vested.

(11)
25,000 shares (or 25% of the total award) vested on August 23, 2007. Thereafter, 2,083 shares vest on the 23rd of each month until fully vested.

(12)
15,000 shares (or 25% of the total award) vested on July 1, 2008. Thereafter, 1,250 shares vest on the 1st of each month until fully vested.

(13)
1,770 shares (or 1/48th of the total award) vest on the 1st of each month.

(14)
1,875 shares (or 1/48th of the award) vested on October 1, 2009. Thereafter, 1,875 shares vest of the 1st of each month until fully vested.

(15)
15,000 shares (or 25% of the total award) vested on July 1, 2008. Thereafter, 1,250 (or 1/36th of the remaining shares) vest on the 1st of each month.

(16)
1,250 shares (or 1/48th of the award) vest on the 1st of each month.

(17)
833 shares (or 1/48th of the award) vested on October 1, 2009. Thereafter, 833 shares vest on the 1st of each month until fully vested.

(18)
26 shares (or 1/48th of the award) vested on January 31, 2008. Thereafter, 26 shares vest on the 31st of each month until fully vested.

(19)
233 shares (or 1/48th of the award) vested on January 31, 2008. Thereafter, 233 shares vest on the 31st of each month until fully vested.

(20)
312 shares (or 1/48th of the award) vested on November 30, 2008. Thereafter, 312 shares vest on the 31st of each month until fully vested.

(21)
520 shares (or 1/48th of the award) vested on June 6, 2009. Thereafter, 520 shares vest on the 6th of each month until fully vested.

(22)
416 shares (or 1/48th of the award) vested on June 6, 2009. Thereafter, 416 shares vest on the 6th of each month until fully vested.

(23)
312 shares (or 1/48th of the award) vested on November 1, 2009. Thereafter, 312 shares vest on the 1st of each month thereafter until fully vested.

(24)
2,500 shares (or 25% of the total RSU) vested on July 1, 2008. Thereafter, 2,500 shares (or 1/4th of the remaining shares) vest annually on July 1st.

(25)
1,250 shares (or 10% of the total RSU) vested on February 2, 2008; 2,500 shares (or 20% of the shares) vested on February 2, 2009; 3,750 shares (or 30% of the shares) vested on February 8, 2010; the remaining 5,000 shares (or 40% of the shares) will vest February 8, 2011.

(26)
750 shares (or 25% of the total RSU) vested on October 31st, 2009. Thereafter, 750 shares (or 1/4th of the remaining shares) vest annually on October 31st.

(27)
Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

 Option Exercises and Stock Vested During Fiscal 2010

        The following table reports the options exercised during the fiscal year ended June 30, 2010 and the value realized upon exercise:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Euan S. Thomson, Ph.D.	140,000	$800,625	—	—
Derek A. Bertocci	—	—	—	—
Chris A. Raanes	46,000	268,070	2,500	16,400
Eric P. Lindquist(3)	—	—	2,500	16,400
Darren J. Milliken	46,000	174,876	4,500	31,028

(1)
The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of shares vested.

(3)
Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, below.

Employment, Change in Control and Severance Arrangements

        On October 22, 2008, we entered into amended and restated employment letter agreements with each of Dr. Thomson and Messrs. Raanes and Bertocci to comply with Section 409A of the Internal Revenue Code. We entered into an employment letter agreement with Mr. Bertocci, effective January 1, 2009, and we entered into an employment letter agreement with Mr. Milliken effective May 6, 2009. Mr. Bertocci's and Mr. Milliken's agreements each have a two year term, following the expiration of which the provisions of the agreement other than those relating to a change of control of the Company, have no further force or effect. Each of the NEOs' employment letter agreements set forth the respective NEO's annual base salary as of the date the letter agreement was effective. The letter agreements provide that the NEOs are eligible to participate in our executive bonus plan, and provide that the target award opportunity for Dr. Thomson is equal to 100% of his base salary, the target award opportunities for Messrs. Bertocci, Raanes, and Lindquist are equal to 65% of their respective base salaries, and the target award opportunity for Mr. Milliken is equal to 50% of his base salary, in each case, based upon the attainment of performance criteria established and evaluated by our Company.

        Pursuant to Dr. Thomson's agreement, subject to approval by our Board of Directors or the Compensation Committee and pursuant to our incentive award plan, we have agreed to grant Dr. Thomson an option to purchase 40,000 shares of our common stock not later than the first regularly scheduled meeting of our Board of Directors of each calendar year during the period of his employment by us. Each such option will be granted with an exercise price per share equal to the fair market value of a share of our common stock on the date of grant and will vest in equal monthly installments over a 4-year period from the date of grant.

        The letter agreements provide that, in the event of a termination of each NEO's employment by us without "cause" or by the NEO for "good reason," and provided that the NEO executes and does not revoke a general release of claims in a form prescribed by our Company, the NEO will be entitled to receive a lump sum severance payment, and may be entitled to vesting of outstanding equity and an opportunity to elect COBRA coverage. Each NEO's letter agreement also provides for certain benefits to be provided to each NEO in the event of a termination of employment following a change in control of our Company. In addition, Dr. Thomson's letter agreement provides that, in the event of a change in control of our Company during the term of Dr. Thomson's employment, all of his then outstanding stock options will become fully vested and exercisable immediately prior to the effective time of such change in control. Please see the discussion under Compensation Discussion and Analysis—Post Employment Compensation—Severance and Change in Control Arrangements, beginning on page 25 above, for a more detailed description of these benefits.

        For each NEO, the severance benefits and payments may be subject to a delay of up to 6 months as necessary to avoid the imposition of additional tax under Section 409A of the Code. In addition, if any payments or benefits payable to under the letter agreement or otherwise would be subject to the excise tax under Section 4999 of the Code, such payments and/or benefits will be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction will only occur if the NEO will be in a more favorable after-tax position than if no such reduction was made.

        Each NEO's letter agreement also provides for certain restrictive covenants by each NEO, including a confidentiality covenant that will apply during their employment with our Company and thereafter, a non-solicitation covenant for the duration of their employment and one year thereafter, and a non-competition covenant for the duration of their employment.

        Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide a lump-sum severance payment in the amount of $383,926, less any applicable taxes and other authorized withholding, plus COBRA benefits with a value of $15,335, as more fully described Potential Payments and Benefits Upon Termination or Change in Control—Eric P. Lindquist, below. We have paid Mr. Lindquist all salary earned by him through September 2, 2010 and $45,613 in compensation for his unused vacation accrued as of such date.

Potential Payments and Benefits Upon Termination or Change in Control

        The tables below reflect potential payments to our NEOs in the event of a termination of employment or a change in control of our Company, based on the terms of employment agreements in effect as of June 30, 2010 as described above in Employment, Change in Control and Severance Arrangements, beginning on page 35 of this Proxy Statement. In addition, we reflect amounts that would be paid to any NEO if an NEO is terminated by us without cause or by the executive for good reason, within the 12 months following a change in control and, with respect to Dr. Thomson only, within the 30-day period following a change in control. The amounts shown assume that the termination or change in control, as applicable, occurred on June 30, 2010, the last business day of our last fiscal year. The amounts set forth in the table below represent our reasonable estimates of the amounts that would be paid to the NEOs upon their termination or a change in control, but exclude (a) any accrued amounts payable to them through the date of separation (including any earned but unpaid bonus) and (b) the value of any stock awards or option awards that vested on or before June 30, 2010. The actual amounts to be paid can only be determined at the time of the Named Executive Officers' separation from our Company or upon the occurrence of a change in control.

        The value of the option and restricted stock unit vesting acceleration was calculated based on the assumption that the change in control and the executive's employment termination occurred on June 30, 2010. The closing price of our stock on the NASDAQ Global Market as of June 30, 2010 was

$6.63 per share, which was used as the value of our stock for purpose of these calculations. The value of the vesting acceleration was calculated by multiplying the number of accelerated option shares and common stock as of June 30, 2010 by the spread between the closing price of our stock as of June 30, 2010 and the exercise price for such unvested option shares and common stock. The values reflected also assume that the payments and benefits to the NEOs are not reduced by virtue of the provisions in the employment letter agreements relating to Section 4999 of the Code.

Euan S. Thomson, Ph.D.

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Change in Control Only ($)	Termination by Company without Cause or by NEO for Good Reason within 12 months Following a Change in Control or Termination by NEO for any Reason within 30 days of Change in Control ($)
Base Salary Severance	$500,000	—	$750,000
Pro Rata Bonus Year	500,000	—	500,000
Target Bonus	500,000	—	750,000
COBRA Benefits Coverage Continuation(1)	23,002	—	34,503
Options Acceleration(2)	35,300	104,811	104,811
Accrued Vacation(3)	72,115	—	72,115

Total	$1,630,417	$104,811	$2,211,429

(1)
Assumes Dr. Thomson elects medical, dental and vision COBRA coverage for himself and his family for full 12-month or 18-month period he is so permitted, as applicable.

(2)
The value is based on the difference between the option exercise price per share and $6.63, which was the closing price per share of our common stock on June 30, 2010, with respect to all unvested options.

(3)
Assumes that Dr. Thomson had 300 hours of accrued but unused PTO (which is the number of hours of accrued but unused PTO that Dr. Thomson actually had as of June 30, 2010), which was paid based on his annual base salary for the last fiscal year.

Derek A. Bertocci

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason within 12 months Following a Change in Control ($)
Base Salary Severance	$150,000	$600,000
Target Bonus	—	195,000
COBRA Benefits Coverage Continuation(1)	11,501	46,005
Options Acceleration(2)	—	348,840
Accrued Vacation(3)	33,479	33,479

Total	$194,980	$1,223,324

(1)
Assumes Mr. Bertocci elects medical, dental and vision COBRA coverage for himself and his family for the full six-month or 24-month period he is so permitted, as applicable.

(2)
The value is based on the difference between the option exercise price per share and $6.63, which was the closing price per share of our common stock on June 30, 2010, with respect to all unvested options.

(3)
Assumes that Mr. Bertocci had 232 hours of accrued but unused PTO (which is the number of hours of accrued but unused PTO that Mr. Bertocci actually had as of June 30, 2010), which was paid based on his annual base salary for the last fiscal year.

Chris A. Raanes

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Within 12 months Following a Change in Control ($)
Base Salary Severance	$230,000	$230,000
Pro Rata Bonus Year	224,250	224,250
Target Bonus	149,500	149,500
COBRA Benefits Coverage Continuation(1)	15,335	15,335
Options Acceleration(2)	—	16,567
Stock Acceleration	—	16,575
Accrued Vacation(3)	49,760	49,760

Total	$668,845	$701,987

(1)
Assumes Mr. Raanes elects medical, dental and vision COBRA coverage for himself and his family for the full eight month period he is so permitted.

(2)
The value is based on the difference between the option exercise price per share and $6.63, which was the closing price per share of our common stock on June 30, 2010, with respect to all unvested options.

(3)
Assumes that Mr. Raanes had 300 hours of accrued but unused PTO (which is the number of hours of accrued but unused PTO that Mr. Raanes actually had as of June 30, 2010), which was paid based on his annual base salary for the last fiscal year.

Darren J. Milliken

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Within 12 months Following a Change in Control ($)
Base Salary Severance	117,500	470,000
Target Bonus		117,500
COBRA Benefits Coverage Continuation(1)	3,842	15,369
Options Acceleration(2)	—	17,250
Stock Acceleration	—	48,068
Accrued Vacation(3)	31,298	31,298

Total	121,280	699,485

(1)
Assumes Mr. Milliken elects medical, dental and vision COBRA coverage for himself and his family for the full six-month or 24-month period he is so permitted, as applicable.

(2)
The value is based on the difference between the option exercise price per share and $6.63, which was the closing price per share of our common stock on June 30, 2010, with respect to all unvested options.

(3)
Assumes that Mr. Milliken had 277 hours of accrued but unused PTO (which is the number of hours of accrued but unused PTO that Mr. Milliken actually had as of June 30, 2010), which was paid based on his annual base salary for the last fiscal year.

Eric P. Lindquist

        Mr. Lindquist's employment with the Company terminated effective as of his resignation on September 2, 2010. The table below sets forth the actual value of the payments and benefits that we expect to pay him in connection with his termination of employment.

Benefits	($)
Base Salary Severance	$210,833
Pro Rata Bonus Year	36,044
Target Bonus	137,049
COBRA Benefits Coverage Continuation(1)	15,335
Accrued Vacation(3)	45,613

Total	$444,874

(1)
Assumes Mr. Lindquist will elect medical, dental and vision COBRA coverage for himself and his family for the full eight month period he is so permitted.

(2)
Mr. Lindquist had 300 hours of accrued but unused paid time off, which was paid based on his annual base salary for the current fiscal year.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Summary Compensation Table for Fiscal 2010

        The following table sets forth summary information concerning the compensation paid to or earned by our non-employee directors for their service during fiscal 2010.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(18)	All Other Compensation ($)		Total ($)
John R. Adler, Jr., M.D(1)	15,000	(8)	—	132,023	(19)	147,023
Louis J. Lavigne, Jr.(2)	56,083	(9)	193,475	—		249,558
Elizabeth Dávila	123,083	(10)	119,863	—		242,946
Peter S. Fine(3)	2,500	(11)	—	—		2,500
Jack Goldstein, Ph.D.(4)	5,417	(12)	73,162	—		78,579
John P. Wareham(5)	42,833	(13)	119,863	—		162,696
Robert S. Weiss	90,750	(14)	119,863	—		210,613
Dennis Winger(6)	40,250	(15)	193,475	—		233,725
Wayne Wu	97,917	(16)	119,863	—		217,780
Li Yu(7)	75,750	(17)	119,863	—		195,613

(1)
Dr. Adler served as a member of our Board of Directors until his resignation effective July 19, 2009.

(2)
Mr. Lavigne was appointed to our Board of Directors effective September 4, 2009.

(3)
Mr. Fine was appointed to our Board of Directors effective June 28, 2010.

(4)
Dr. Goldstein was appointed to our Board of Directors effective May 25, 2010.

(5)
Mr. Wareham resigned from our Board of Directors effective January 7, 2010.

(6)
Mr. Winger was appointed to our Board of Directors effective September 4, 2009.

(7)
Mr. Yu resigned from our Board of Directors effective June 28, 2010.

(8)
Consists of all fees earned by such director during fiscal 2010, as well as $12,500 in fees earned during the fourth quarter of fiscal 2009, which were paid in the first quarter of fiscal 2010.

(9)
Consists of all fees earned by and paid to such director during fiscal 2010, including $22,750 which was earned in the fourth quarter of fiscal 2010 but was not paid until the first quarter of fiscal 2011.

(10)
Consists of all fees earned by such director during fiscal 2010, including $32,000 in fees earned during the fourth quarter of fiscal 2009, which were paid in the first quarter of fiscal 2010 and $27,250 which was earned in the fourth quarter of fiscal 2010 but was not paid until the first quarter of fiscal 2011.

(11)
Consists of all fees earned by such director during fiscal 2010, all of which were earned in the fourth quarter of fiscal 2010, but paid in the first quarter of fiscal 2011.

(12)
Consists of all fees earned by such director during fiscal 2010, all of which were earned in the fourth quarter of fiscal 2010, but paid in the first quarter of fiscal 2011.

(13)
Consists of all fees earned by such director during fiscal 2010, as well as $14,750 in fees earned during the fourth quarter of fiscal 2009, which were paid in the first quarter of fiscal 2010.

(14)
Consists of all fees earned by such director during fiscal 2010, including $24,250 in fees earned during the fourth quarter of fiscal 2009, which were paid in the first quarter of fiscal 2010 and $17,750 which was earned in the fourth quarter of fiscal 2010 but was not paid until the first quarter of fiscal 2011.

(15)
Consists of all fees earned by and paid to such director during fiscal 2010, including $14,500 which was earned in the fourth quarter of fiscal 2010 but was not paid until the first quarter of fiscal 2011.

(16)
Consists of all fees earned by such director during fiscal 2010, including $27,000 in fees earned during the fourth quarter of fiscal 2009, which were paid in the first quarter of fiscal 2010 and $12,250 which was earned in the fourth quarter of fiscal 2010 but was not paid until the first quarter of fiscal 2011.

(17)
Consists of all fees earned by such director during fiscal 2010, including $25,250 in fees earned during the fourth quarter of fiscal 2009, which were paid in the first quarter of fiscal 2010 and $10,750 which was earned in the fourth quarter of fiscal 2010 but was not paid until the first quarter of fiscal 2011.

(18)
The amounts reflected in this column represent the grant date fair value for financial statement purposes for the fiscal year ended June 30, 2010 associated with the stock options granted in fiscal 2010, measured in accordance with FASB ASC Topic 718. See Note 2 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for a discussion of how all assumptions made by us are derived in determining the FASB ASC Topic 718 values of our equity awards. The following table provides additional information regarding each of the options awarded to the individuals who served as non-employee directors of the Company in fiscal 2010, as well as options held by them at the end of fiscal 2010.

Name	Grant Date	Option Awards Granted during fiscal 2010	Outstanding Option Awards at June 30, 2010
Louis J. Lavigne. Jr.	September 30, 2009	20,000	—
	January 4, 2010	36,795	56,795
Elizabeth Dávila	January 4, 2010	36,795	90,424
Jack Goldstein, Ph.D.	June 30, 2010	20,000	20,000
Robert S. Weiss	January 4, 2010	36,795	178,424
Dennis Winger	September 30, 2009	20,000	—
	January 4, 2010	36,795	56,795
Wayne Wu	January 4, 2010	36,795	178,424
Li Yu	January 4, 2010	36,795	54,234
(19)
Consists of consulting service fees paid during the year ended June 30, 2010.

Director Cash Compensation

        For fiscal 2010, each non-employee director received an annual cash retainer of $30,000 per year (or a pro-rated portion of such amount for the period of fiscal 2010 during which such director served), paid quarterly, except that Mr. Wu, who served as the Chairperson of our Board of Directors until April 8, 2010, received an annual cash retainer of $52,500 ($15,000 was paid for his service as Chairperson of the Board in each of the first, second and third quarters of fiscal 2010, and $7,500 was paid for his service as a member of the Board in the fourth quarter of fiscal 2010), Mr. Lavigne, who served as the Chairperson of our Board of directors beginning April 8, 2010 received an annual cash retainer of $32,500 ($2,500 was paid for one month of board membership in the first quarter of fiscal 2010, $7,500 was paid for board membership in the second and third quarters of fiscal 2010, and $15,000 was paid for his service as Chairperson of the Board in the fourth quarter of fiscal 2010) and Ms. Dávila, the Vice Chairperson of our Board of Directors, received an annual cash retainer of $55,000, paid quarterly. Directors who served on the standing committees of our Board of Directors and the chairperson of each such committee received an additional annual cash retainer (or a pro-rated portion of such annual retainer for the period of fiscal 2010 during which such director served on such committee) as follows:

Committee	Chairperson retainer ($)	Member retainer ($)	Number of meetings covered
Audit Committee	$20,000	$10,000	8
Compensation Committee	10,000	5,000	6
Nominating and Corporate Governance Committee	5,000	3,000	4

        For meetings of standing committees in excess of the number set forth above, each committee member, including the chairperson, received $1,000 per meeting attended in-person and $500 per telephonic meeting attended.

        In addition to the foregoing, all of our directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board of Directors and committees of our Board of Directors. Employee directors are not compensated for board services in addition to their regular employee compensation.

        For fiscal 2011, our Board of Directors has approved the same compensation structure for directors as was approved for fiscal 2010.

Non-Employee Director Equity Compensation

        Pursuant to guidelines for annual option grants adopted by our Board of Directors, each of our non-employee directors receives an annual option grant equal to the number of shares of our common stock obtained by dividing $120,000 by the Black-Scholes valuation (as of the date of grant) of one share of our common stock. On January 4, 2010, directors Louis J. Lavigne, Jr., Elizabeth Dávila, John P. Wareham, Robert S. Weiss, Dennis Winger, Wayne Wu, Li Yu were each granted an option to purchase 36,795 shares under the 2007 Incentive Award Plan at a per share exercise price of $5.68. As of January 4, 2010, the Black-Scholes valuation of one share of our common stock was $3.26. Following the initial appointment to our Board of Directors, a non-employee director is granted an option to purchase 20,000 shares of our common stock at a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. On June 30, 2010, Director Jack Goldstein, Ph.D. was granted an option to purchase 20,000 shares under the 2007 Incentive Award Plan at a per share exercise price of $6.63. On July 30, 2010, Director Peter S. Fine was granted an option to purchase 20,000 shares under the 2007 Incentive Award Plan at a per share exercise price of $6.58. No additional option grants are provided for committee membership or for serving as the chairperson of a committee. Both the initial and annual option grants vest on a monthly basis during the first year following the grant such that 50% of the options will vest on the first anniversary of the vesting commencement date. The remaining options then vest on a monthly basis over the next two years. Vesting of options would be accelerated in full in the event of a change in control of our Company. We expect to make an annual option grant to each of our continuing directors in accordance with these guidelines at approximately the commencement of calendar year 2011.

 SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table presents information as to the beneficial ownership of our common stock as of July 30, 2010 by:

  •
  Each of our NEOs;

  •
  Each of our current directors;

  •
  All of our current directors and executive officers as a group; and

  •
  Each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable, or exercisable within 60 days of July 30, 2010, are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089.

        This table lists applicable percentage ownership based on 58,608,781 shares of common stock outstanding as of July 30, 2010.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Options Exercisable in 60 Days	Percentage of Shares Beneficially Owned
5% Stockholders
President (BVI) International Investment Holdings Ltd.(1)	5,718,921		9.8
Shapiro Capital Management LLC(2)	8,713,032		14.9
Heartland Advisors, Inc.(3)	5,770,900		9.8
Executive Officers and Directors
Euan S. Thomson, Ph.D.(4)	2,022,460	1,957,460	3.3
Derek A. Bertocci	134,175	129,175	*
Chris A. Raanes	697,018	666,746	1.2
Eric P. Lindquist(5)	523,228	515,980	*
Theresa L. Dadone(6)	111,757	93,320	*
Darren J. Milliken	70,302	62,575	*
Wayne Wu(7)	852,340	142,685	1.5
Elizabeth Dávila(8)	53,602	52,602	*
Robert S. Weiss	209,710	142,685	*
Dennis Winger	22,265	22,265	*
Louis J. Lavigne, Jr.	22,265	22,265	*
Jack Goldstein, Ph.D.	3,333	3,333	*
Peter S. Fine	2,500	2,500	*
All executive officers and directors as a group (13 persons)	4,724,955	3,813,591	7.6

*
Less than 1%.

(1)
Based upon a Schedule 13G filed with the SEC on January 14, 2010. President (BVI) International Investment Holdings Ltd., or PIIH, is a wholly owned subsidiary of President International

  Development Corporation, or PIDC, which is a 62.5% owned subsidiary of Uni-President Enterprises Corp., or Uni-President, a Republic of China company publicly traded on the Taiwan Stock Exchange. PIDC and Uni-President may be deemed to share dispositive and voting power over the shares owned by PIIH. The address of PIIH and PIDC is 10F., No. 11, Songgao Rd., Taipei 110, Taiwan, Republic of China. The address of Uni-President is No. 301, Jhongjheng Road, Yungkang City, Tainan County 710, Taiwan, Republic of China.

(2)
Based upon a Schedule 13G filed with the SEC on July 9, 2010. Shapiro Capital Management LLC, or SCM, an investment advisor under the Investment Advisors Act of 1940, has sole voting power as to 7,307,960 shares, shared voting power as to 1,330,072 shares and sole dispositive power as to 8,638,032 shares. Samuel R. Shapiro is the chairman, a director and majority shareholder of SCM, in which capacity he exercises dispositive power over the securities owned by SCM. Mr. Shapiro owns an additional 75,000 shares for his own account. He may be deemed to be the beneficial owner of 8,713,032 shares. The address of SCM and Mr. Shapiro is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, GA 30305.

(3)
Based upon a Schedule 13G filed with the SEC on February 10, 2010. Heartland Advisors, Inc., or Heartland, an investment adviser registered with the SEC, and William J. Nasgovitz, President and control person of Heartland, share voting power as to 5,343,100 shares and dispositive power as to 5,770,900 shares. 5,770,900 shares may be deemed beneficially owned by both Heartland and Mr. Nasgovitz, by virtue of his control of Heartland. Mr. Nasgovitz disclaims beneficial ownership with respect to all of the shares over which they share voting and dispositive power. The address of Heartland and Mr. Nasgovitz is 789 North Water Street, Milwaukee, WI 53202.

(4)
Includes 65,000 shares held by the Thomson Family 2006 Trust.

(5)
Mr. Lindquist's employment with the Company terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits as described in Employment, Change of Control and Severance Agreement—Eric P. Lindquist, above.

(6)
Includes 1,000 shares held by the Carlsted Family Trust.

(7)
Includes 146,580 shares held by Mr. Wu's spouse and 4,000 shares by Mr. Wu's children. Mr. Wu disclaims beneficial ownership of shares held by his spouse, except to the extent of his pecuniary interest therein.

(8)
Includes 1,000 shares held by The Dávila Family Trust, with respect to which Ms. Dávila has shared voting rights with her spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.

        Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2010, with the exception of Mr. Fine's Form 3, which was filed late on July 9, 2010, and Mr. Raanes's amended Form 4 to amend a previous filing on April 2, 2010, which was filed late on September 8, 2010, all Section 16(a) reports were timely filed. Mr. Raanes's original Form 4 filing on April 2, 2010 indicated that Mr. Raanes had disposed of 76,000 shares of Accuray common stock. That filing was in error. Mr. Raanes disposed of 76,000 shares on February 8, 2007 and the transaction was reported accordingly in 2007. The filing on April 2, 2010 should have indicated, and the amended filing on September 8, 2010 indicates, that a total of 6,000 shares were sold pursuant to a 10b5-1 Plan, at an average sale price of $6.079173 per share. The actual sale price for the shares was: 300 shares at $6.0705; 100 shares at $6.07; 5,489 shares at $6.08; and 111 shares at $6.07.

 CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

        Our Board of Directors consists of eight directors. Our Board of Directors has determined that each of our current directors other than Euan S. Thomson, Ph.D., our President and Chief Executive Officer, are independent under the director independence standards of the NASDAQ Stock Market. In addition, John R. Adler Jr., M.D., a founder of Accuray, served as a member of our Board of Directors until his resignation effective July 19, 2009, and he was not an independent director.

Board Leadership Structure

        Our Board of Directors has a general policy that the positions of Chairperson of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board's oversight of management and to allow our Chief Executive Officer to focus on managing his day-to-day responsibilities to our Company. This policy is reflected in the Corporate Governance Guidelines adopted by our Board of Directors in May 2010. The Board believes that there may be advantages to having an independent chairperson for matters such as communications and relations between the Board, the CEO, and other senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust director, Board and CEO evaluation processes. Our Chief Executive Officer serves as a member of the Board, and the remaining seven board members, including Louis J. Lavigne, Jr., our current Chairperson of the Board, and Elizabeth Dávila, our Vice Chairperson of the Board, are independent.

        The Corporate Governance Guidelines provide that the Board may consider having one person fill both the roles of Chief Executive Officer and Chairperson of the Board. In making such a determination, the Board must consider factors that include, but are not limited to, the size of the Company's business, the composition of the Board, candidates for Board seats, applicable regulations and the Company's succession planning goals. In the event the Board determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, then the Corporate Governance Guidelines provide that the Board shall appoint a Lead Independent Director who shall lead executive sessions.

Board Oversight of Risk

        The Board of Directors, as a whole and through the various committees of the Board, oversees the Company's risk management process, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board's approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about identification, assessment and management of critical risks and management's risk mitigation strategies. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

        Board committees consider risks within their respective areas of oversight responsibility and the respective committee chairs advise the Board of any significant risks and management's response via periodic committee reports to the full Board. In particular, the Audit Committee focuses on financial risk, including internal controls. The Compensation Committee considers risks relating to the Company's compensation programs and policies.

 Committees of the Board of Directors

        Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, our Board of Directors may also create various ad hoc committees for special purposes. The current membership of each of the three standing committees of our Board of Directors is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Louis J. Lavigne, Jr.		Committee Chairperson	Committee Member
Elizabeth Dávila	Committee Member	Committee Member	Committee Chairperson
Jack Goldstein, Ph.D.		Committee Member
Robert S. Weiss	Committee Chairperson		Committee Member
Dennis L. Winger	Committee Member
Wayne Wu			Committee Member
Peter S. Fine	Committee Member

        Dr. Thomson is not a member of any committee of our Board of Directors. Dr. Adler did not serve as a member of any committee of our Board of Directors at any time during fiscal 2010.

Audit Committee

        The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors' qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Accuray engagement team as required by law; reviews our critical accounting policies and estimates; oversees our internal audit function and annually reviews the Audit Committee charter and the committee's performance.

        At the beginning of fiscal 2010, the members of the Audit Committee were Mr. Weiss, who was the chairperson of the committee, Mr. Yu and Ms. Dávila. On September 4, 2009, the Board appointed Mr. Lavigne to the committee, replacing Mr. Yu. On February 9, 2010, the Board appointed Mr. Winger to the committee, replacing Mr. Lavigne, when Mr. Lavigne was appointed to the Compensation Committee. On June 28, 2010, the Board appointed Mr. Fine to the committee. All members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board has determined that Messrs. Weiss and Winger are audit committee financial experts as defined under the applicable rules of the SEC and each has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Each of the members of the Audit Committee is independent as defined under the applicable rules and regulations of the SEC and NASDAQ.

        A copy of the Audit Committee charter can be found on our website, www.accuray.com, under the section titled "Investor Relations" and under the subsection "Corporate Governance."

        The Audit Committee met nine times during the fiscal year ended June 30, 2010.

Compensation Committee

        The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans (other than awards granted to non-employee members of our Board of Directors). Effective as of July 1, 2010, the Compensation Committee has delegated the authority to grant routine stock options and other awards under our stock plans (other than awards granted to executive officers) to our Chief Executive Officer and Chief Financial Officer, collectively, within guidelines determined by the Compensation Committee, to employees of the Company. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.

        At the beginning of fiscal 2010, the members of the Compensation Committee were Mr. Wareham, who was the chairperson of the Committee, Ms. Dávila and Mr. Yu. On September 18, 2009, Mr. Winger was also appointed to the committee. Mr. Wareham resigned from the Board effective January 7, 2010. On February 9, 2010, the Board appointed Mr. Lavigne to the committee, replacing Mr. Winger, when Mr. Winger was appointed to the Audit Committee. Mr. Lavigne was also appointed chairperson of the Compensation Committee. Mr. Yu resigned from the Board effective June 28, 2010, and the Board appointed Dr. Goldstein to the Compensation Committee to replace him on the same date. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service.

        A copy of the Compensation Committee charter can be found on our website, www.accuray.com, under the section titled "Investor Relations" and under the subsection "Corporate Governance."

        The Compensation Committee met 10 times during the fiscal year ended June 30, 2010.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our board. In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to our board concerning governance matters and for overseeing the performance evaluations of the members of our Board of Directors. At the beginning of fiscal 2010, the members of the Nominating and Corporate Governance Committee were Mr. Weiss, Mr. Wu and Mr. Yu, with Mr. Wu serving as the chairperson of the committee. On February 9, 2010, the Board appointed Mr. Lavigne and Ms. Dávila to the committee, replacing Mr. Yu, and appointed Ms. Dávila the chairperson of the committee. Mr. Wu continued to serve as a member of the committee. Each of the members of the Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ.

        A copy of the Nominating and Corporate Governance Committee charter can be found on our website, www.accuray.com, under the section titled "Investor Relations" and under the subsection "Corporate Governance."

        The Nominating and Corporate Governance Committee met three times during the fiscal year ended June 30, 2010.

Meetings Attended by Directors

        Our Board of Directors held a total of 26 meetings during our fiscal year ended June 30, 2010. During fiscal 2010, all of our directors attended at least 75% of the total number of meetings held by our Board of Directors and each of the committee(s) of our Board of Directors on which he or she served during the period for which he or she was a director.

        The independent directors hold meetings on a periodic basis. During our fiscal year ended June 30, 2010, the independent directors held nine such meetings. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board of Directors. The independent directors may also meet at such other times as they deem necessary or appropriate.

        Pursuant to the Corporate Governance Guidelines adopted by the Board of Directors effective May 25, 2010, our directors are encouraged to attend our annual meeting of stockholders. No directors other than Euan Thomson, Ph.D., our Chief Executive Officer, attended our fiscal 2009 annual meeting of stockholders.

Consideration of Director Nominees

        Stockholder Nominations and Recommendations.    The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on our Board of Directors. A stockholder may make such a recommendation by submitting the following information to our Corporate Secretary at 1310 Chesapeake Terrace, Sunnyvale, California 94089: the candidate's name and address; a representation that the recommending stockholder is a holder of record of our stock and is entitled to vote at the meeting, and intends to appear in person or by proxy at the meeting to nominate the candidate; if applicable, a description of all arrangements or understandings between the stockholder and each nominee pursuant to which nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement had the nominee been nominated or intended to be nominated by our Board of Directors; and the written consent of each nominee to serve as a director if so elected. In addition, as described above in the "Nomination of Director Candidates" section of this Proxy Statement, our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board of Directors, including the timing of such submissions.

        Director Qualifications.    The Nominating and Corporate Governance Committee believes that the members of our Board of Directors should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Business Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Committee may consider the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of market, finance and other elements relevant to the success of a publicly traded company; (iii) experience in our industry and with relevant social policy concerns; (iv) prior experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

        Identifying and Evaluating Director Nominees.    Candidates for nomination to our Board of Directors typically come to the attention of our Board of Directors through professional search firms, although they may also be suggested by existing directors or executive officers, stockholders or other persons. Since we became a public company, we have engaged Spencer Stuart and Russell Reynolds, each a professional search firm, to help us identify suitable Board of Directors nominees. Spencer Stuart identified Peter S. Fine, one of the directors nominated for election at our 2010 annual meeting of stockholders, as a potential nominee to our Board of Directors. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee's attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and the Board should ensure that the Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare, and age diversity. The Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board's annual self-assessment process. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.

Code of Business Conduct and Ethics

        We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees and satisfies SEC rules for a "code of ethics" required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ listing standards requirement for a "code of conduct."

Compensation Committee Interlocks and Insider Participation

        None of Messrs. Wareham, Yu, Winger, Lavigne or Goldstein or Ms. Dávila, the members of the Compensation Committee during fiscal 2010, has at any time been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Stockholder Communications

        We have established a process by which stockholders may send communications to our Board of Directors, any committee of our Board of Directors or any individual director, including non-employee directors. Stockholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089. The Secretary will forward correspondence to our Board of Directors, one of the committees of our Board of Directors or an individual director, as the case may be, or, if the Secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

 EXECUTIVE OFFICERS

        Set forth below is certain information regarding each of our executive officers as of July 30, 2010.

Name	Age	Position(s)
Euan S. Thomson, Ph.D.	47	President, Chief Executive Officer and Director
Derek A. Bertocci	56	Senior Vice President, Chief Financial Officer
Chris A. Raanes	45	Senior Vice President, Chief Operating Officer
Darren J. Milliken	40	Senior Vice President, General Counsel and Corporate Secretary
Theresa L. Dadone	56	Senior Vice President, Human Resources
Eric P. Lindquist	50	Former Senior Vice President, Chief Marketing Officer

        Further information with respect to Dr. Thomson is provided above under "Proposal One—Election of Directors."

        Derek A. Bertocci has served as our Senior Vice President, Chief Financial Officer since January 1, 2009. From October 2006 through December 2008, Mr. Bertocci served as the Chief Financial Officer of BioForm Medical, Inc., a publicly traded medical aesthetics company, and added the title of corporate secretary in July 2007. From June 2005 to July 2006, he was Chief Financial Officer of Laserscope, a publicly traded provider of lasers and fiber optic devices for urology and aesthetic surgery. From March 2004 to May 2005, Mr. Bertocci served as Chief Financial Officer of VISX Incorporated, a publicly traded provider of systems for laser vision correction surgery. From 1998 to March 2004, Mr. Bertocci served as Vice President and Controller of VISX. Mr. Bertocci earned his Certified Public Accountant certification while working for PricewaterhouseCoopers. Mr. Bertocci holds a B.A. from Stanford University in Stanford, California and an M.B.A. from the University of Southern California, Los Angeles, California.

        Chris A. Raanes has served as our Senior Vice President, Chief Operating Officer since September 2002. Between March 2002 and September 2002, Mr. Raanes was attending to personal matters. From December 1999 to March 2002, Mr. Raanes served as Vice President and General Manager of Digital Imaging for PerkinElmer Optoelectronics, a business unit of PerkinElmer, Inc. From December 1998 to December 1999, Mr. Raanes was the General Manager of Amorphous Silicon, a business unit of PerkinElmer, Inc. From July 1992 to December 1998, Mr. Raanes held a number of positions, including President and General Manager of EG&G Reticon, a subsidiary of a predecessor to PerkinElmer. Mr. Raanes holds a B.S. and an M.S., each in Electrical Engineering, from the Massachusetts Institute of Technology in Boston, Massachusetts.

        Eric P. Lindquist served as our Senior Vice President, Chief Marketing Officer from November 2004 to September 2, 2010. From March 2004 to November 2004, Mr. Lindquist served as Senior Vice President of Marketing at Omnicell, Inc., a healthcare services company. From March 1997 to March 2004, Mr. Lindquist served in various senior management roles, including President of BrainLAB, Inc. and Director of North American Sales of BrainLAB AG, a medical technology company. Mr. Lindquist holds a B.S. in Mechanical Engineering from Washington State University in Pullman, Washington, an M.S. in Mechanical Engineering from Stanford University in Stanford, California and an M.B.A. from the Haas School of Business at the University of California, Berkeley in Berkeley, California. Mr. Lindquist's employment as Senior Vice President, Chief Marketing Officer terminated effective as of his resignation on September 2, 2010. We expect to provide certain severance payments and benefits as described in further detail under Employment, Change in Control and Severance Arrangements—Eric P. Lindquist, above.

        Darren J. Milliken has served as our Senior Vice President, General Counsel and Corporate Secretary since May 2009. Mr. Milliken first joined us as Assistant General Counsel in April 2004, and served as our Interim General Counsel from September 2008 until May 2009. From September 2003 to

April 2004, Mr. Milliken served as Senior Corporate & Intellectual Property Counsel at Sanmina-SCI Corporation, a publicly held global electronics manufacturing services company that serves original equipment manufacturers in technology-related industries such as medical devices, communications and computer hardware. From May 2000 to June 2003, Mr. Milliken served in multiple positions at Voyan Technology, a privately-held company that delivers signal processing and equipment control solutions, including Senior Intellectual Property Counsel, Associate/General Counsel and Director of Human Resources. From September 1995 to May 2000, Mr. Milliken was an associate at the law firm of Blakely Sokoloff Taylor & Zafman LLP. Mr. Milliken holds a B.A. in Physics from Washington & Jefferson College in Washington, Pennsylvania and a J.D. from Santa Clara University in Santa Clara, California.

        Theresa L. Dadone joined us as Senior Vice President, Human Resources in July 2007. From May 2007 to July 2007, Ms. Dadone was attending to personal matters. From February 2003 through April 2007, Ms. Dadone served in various human resources management roles, including Vice President of Human Resources at Hewlett-Packard Company. Prior to that, from January 2001 through February 2003, Ms. Dadone served as Vice President Human Resources for Propel, Inc., a web acceleration company, and as Senior Vice President, Human Resources for Healtheon/WebMD from January 1998 to January 2001. Ms. Dadone holds a B.S. degree in Clinical Psychology from San Jose State University in San Jose, California.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification of Directors and Officers

        Our Amended and Restated Certificate of Incorporation and Bylaws in effect provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Furthermore, we have entered into indemnification agreements with each of our directors and officers. In addition, certain indemnification provisions were contained in Mr. Lindquist's employment letter agreement.

Review, Approval or Ratification of Transactions with Related Parties

        During fiscal 2010, we believe that there has not been any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person's immediate family, had or will have a direct or indirect material interest. Any such transactions are required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Business Conduct and Ethics contains a written policy to the effect that our personnel are prohibited from engaging in transactions of the nature described above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are also available to the public at the SEC's website at www.sec.gov and through our website at www.accuray.com.

 Stockholders Sharing the Same Address

        We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.

        We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write, e-mail or call our Investor Relations Department at Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089, Attention: Thomas Rathjen, Vice President of Investor Relations, telephone: (408) 789-4458, trathjen@accuray.com. You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled "Corporate—Investor Relations" and under the subsection "SEC Filings."

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact BNY Mellon Shareowner Services, P.O. Box 3316, South Hackensack, NJ 07606, telephone: (800) 205-7699. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

        Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future, please contact our Investor Relations Department at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

OTHER MATTERS

        As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the annual meeting. Accordingly, the only items of business that our Board of Directors intends to present at the annual meeting are set forth in this Proxy Statement.

        If any other matter or matters are properly brought before the annual meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

By order of the Board of Directors,

/s/ DARREN J. MILLIKEN

Darren J. Milliken
 Senior Vice President, General Counsel and Corporate Secretary

Sunnyvale, California
October 7, 2010

Fulfillment 79631 79620 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/aray Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. ACCURAY INCORPORATED Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS IN PROPOSAL ONE AND “FOR” APPROVAL OF PROPOSAL TWO. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS 01 Robert S. Weiss 02 Peter S. Fine (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Fulfillment 79631 79620 You can now access your Accuray Incorporated account online. Access your Accuray Incorporated account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Accuray Incorporated, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.proxyvoting.com/aray PROXY ACCURAY INCORPORATED PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 19, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 7, 2010, and hereby appoints Euan S. Thomson, Ph.D., and Derek A. Bertocci, and each of them, jointly and severally, as proxies and attorneys in fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of Accuray Incorporated to be held on Friday, November 19, 2010, at 9:00 a.m. (PST), at the offices of Wilson Sonsini Goodrich & Rosati, located at 650 Page Mill Road, Palo Alto, California, 94304 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy will be voted as directed, or if no contrary direction is indicated, will be voted “FOR” the election of directors in Proposal One, “FOR” the approval of Proposal Two and as said proxies deem advisable on such other matters as may properly come before the meeting. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)